As filed with the U.S. Securities and Exchange Commission on March 15, 2023

Registration No. 333-269343

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Protopia Global Holdings Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	7200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1116, 11/F, Star House, 3 Salisbury Road, Tsim Sha Tsui, Kowloon, Hong Kong (852) 6686-0563
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Crone Law Group, PC 420 Lexington Avenue, Suite 2446 New York, NY 10170 (646) 861-7891
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq. Eleanor Osmanoff, Esq. The Crone Law Group P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 Phone: (917) 679-5931	Ogier Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong (852) 3656 6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 15, 2023

Protopia Global Holdings Inc.

Up to 1,000,000 Ordinary Shares

This is the initial public offering, or the “offering,” of up to 1,000,000 ordinary shares, par value US$0.00001 per share (each, an “Ordinary Share”, collectively, “Ordinary Shares”) of Protopia Global Holdings Inc., an exempted company with limited liability incorporated in Cayman Islands whose principal place of business is in Hong Kong.

Protopia Global Holdings Inc. (the “Company,” “we,” or “our”) is offering up to 1,000,000 Ordinary Shares in a self-underwritten offering, on the best efforts basis, meaning that no aggregate minimum offering amount is required to be raised by us in this offering. As such, the actual public offering amount and proceeds to us, if any, are not presently determinable and net proceeds may be substantially less than the total maximum offering set forth above. The Ordinary Shares will be offered at the fixed price of $0.50 per share. We will pay the expenses of registering these shares.

This offering will terminate on the date which is 180 days from the effective date of the registration statement of which this prospectus forms a part unless the offering is fully subscribed before that date or if the management determines to terminate the offering earlier. We may conduct multiple closings of the offering until the offering is fully subscribed or terminated. In either event, the offering may be closed without further notice to you.

This prospectus will permit our officers and directors to offer and sell on behalf of the Company the Ordinary Shares directly to the public, with no commission or other remuneration payable to them for any Ordinary Shares sold. In offering the Ordinary Shares on our behalf, our officers and directors will rely on the safe harbor from the broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We also reserve the right to engage placement agents as finders in connection with this offering.

Prior to this offering, there has been no public market for our securities. Our securities are not currently eligible for trading on any national securities exchange or any over-the-counter markets, including OTC Markets. We intend to have our Ordinary Shares to be eligible for proprietary quotations and quoted on the OTC Pink marketplace of OTC Markets, Inc. (“OTC Markets”) following the effectiveness of the registration statement. To become eligible for proprietary quotations on OTC Markets, we require the assistance of a FINRA registered broker that will act as a market maker and submit the application on our behalf to FINRA. At the time of this prospectus, we do not have any market maker that agreed to assist us with this process. There is no assurance that our securities will become eligible for trading on the OTC Pink marketplace (“OTC Pink”) or any other quotation service or that an active market for our Ordinary Shares will develop.

We may amend this prospectus from time to time by filing amendments as required. You should read the entire prospectus and any amendments carefully before you make your investment decision.

We are a development stage company that just started its business operations in Hong Kong. The Company is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2021 (“JOBS Act”). As such, in this prospectus we have taken advantage of certain reduced public company reporting requirements that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. See “Prospectus Summary— Implications of Being an Emerging Growth Company” on page 9.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 to read about factors you should consider before buying our Ordinary Shares.

Protopia Global Holdings, Inc. is a Cayman Islands holding company that conducts substantially all of its operations in Hong Kong. Hong Kong is a special administrative region of the People’s Republic of China (“PRC”) and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems. We may expand our business activities into mainland China as opportunities permit. If and when we expand our physical presence or operations into China, we will become directly subject to all PRC laws with all risks described herein relating to the PRC.

As used in this prospectus, terms such as “the Company,” “we,” “us,” “our company,” or “our” refer to Protopia Global Holdings Inc., unless the context suggests otherwise, and when describing Protopia Global Holdings Inc.’s consolidated financial information, also includes the Hong Kong operating entity, Protopia International Company Limited. We directly hold 100% equity interests in the operating entity in Hong Kong, and we do not have any entities in China and do not currently use a variable interest entity (“VIE”) structure. See “Our History and Corporate Structure” beginning on page 44 of this prospectus.

Our investors will hold Ordinary Shares of Protopia Global Holdings Inc., a Cayman Islands holding company, not shares of the operating Hong Kong company. Such structure involves unique risks to investors in our Ordinary Shares. Pursuant to the “long arm” provisions of the laws and regulations of the mainland PRC, as discussed in more detail in this prospectus, investors face risks that PRC authorities could disallow this structure, which would result in a material adverse effect on our operations and would cause the value of our Ordinary Shares to significantly decline or become worthless. See Risk Factors — Risks Related to Doing Business in Hong Kong and China – Substantially all operations of the Company’s operating subsidiary are in Hong Kong, a special administrative region of the PRC. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares” on page 19.

There may be prominent risks associated with our operations being in Hong Kong. There are also risks that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers, which could result in a material change in our operations and/or the value of our securities. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. These risks will become even more prominent and direct if we expand our operations into or develop a physical presence in China.

We are aware that the PRC government recently initiated a series of statements and regulatory actions and new policies to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, exerting more control over offerings conducted overseas and/or foreign investment in China-based issuers, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and relevant five guidelines, which will become effective on March 31, 2023, and will require PRC domestic companies that seek to offer securities or list in overseas markets, either directly or indirectly, to fulfill the filing procedure with the CSRC. See “Risk Factors -Risks Related to Doing Business in Hong Kong and China - Substantial uncertainties and restrictions with respect to the political, legal and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition” on page 20.

Our PRC counsel, Guangdong Wesley Law Firm, has advised that, as of the date of this prospectus, the Company and its Hong Kong subsidiary, (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve our operations. This conclusion is based on the fact that: (1) our Company’s operating subsidiary is located in Hong Kong, (2) we and our subsidiary have no direct operations in mainland China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of uncertainty of any future actions of the PRC government in this regard. If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

In addition to the foregoing risks, adverse changes in economic and political policies of the Hong Kong and PRC government could have a material and adverse effect on overall economic growth in China and Hong Kong, which could materially and adversely affect our business. This may also have an adverse impact on the ability of U.S. investors to enforce a judgment obtained in U.S. Courts against these entities, bring actions in Hong Kong against us or our management or to effect service of process on the officers and directors managing the Hong Kong subsidiary. See “Risk Factors - Risks Related to This Offering and the Ordinary Shares - Our principal executive offices are located in Hong King and our officers and directors are also located outside of the United States. This could make the enforcement and/or service of process of a shareholder claim or judgment difficult” on page 36 of this prospectus.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the entity issuing Ordinary Shares in this offering is Protopia Global Holdings Inc., an exempted company incorporated under the laws of the Cayman Islands with limited liability, the issuer in this offering. It holds a wholly-owned operating direct subsidiary, Protopia International Company Limited, incorporated and operating in Hong Kong. See “Corporate History and Structure” for additional details.

2. As of the date of this prospectus, the Company has not established or maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among the Company, our subsidiaries, or investors. As of the date of this prospectus, there have been no cash and asset transfers between the Company and its Hong Kong subsidiary. See “Prospectus Summary – Cash Transfers and Dividend Distributions” on page 7. Upon the closing of the offering and the receipt of the funds by the Company investors, these funds can be directly transferred to our Hong Kong subsidiary.

3. As of the date of this prospectus, the Company has not declared or paid dividends or made distributions to its Hong Kong operating entity or to investors in the past, nor any dividends or distributions were made by our Hong Kong operating entity to the Company. For the foreseeable future, Protopia Global intends to use earnings for the development of its service and accordingly, we do not expect to pay any cash dividends.

4. As a holding company, we may rely on dividends and other distributions on equity paid by Protopia International Company Limited, our wholly-owned Hong Kong subsidiary, for our cash and financing requirements. The ability of our Hong Kong subsidiary to distribute dividends is based upon its distributable earnings. There is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or the PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. We rely on dividends from our Hong Kong subsidiary for our cash and financing requirements, such as the funds necessary to service any debt we may incur. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividends or other distributions to our shareholders. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares.” on page 31.

The Holding Foreign Companies Accountable Act (“HFCAA”) enacted in December 2020, together with a recent joint statement by the United States Securities and Exchange Commission (“SEC”) and the PCAOB call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. The HFCAA provided that if the PCAOB cannot fully inspect or investigate an auditor for three consecutive years, securities of such companies will be prohibited from trading on any national securities exchange and in the over-the-counter market in the United States. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “December 2021 Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, WWC, P.C. is not headquartered in mainland China or Hong Kong and was not identified in the 2021 Determination Report as a firm subject to the PCAOB’s determination. WWC, PC is registered with the PCAOB and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC, PC’s compliance with applicable professional standards.

On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong. which could prevent China-based, U.S.-listed firms from being delisted pursuant to the HFCAA. On December 15, 2022, the PCAOB issued a new Determination Report (the “2022 Determination Report”) which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completed, If in the future the PCAOB determines that it no longer can inspect or investigate our auditor completely because of a position taken by authorities in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. See “Risk Factors — Risks Related to Doing Business in Hong Kong and China - Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Ordinary Shares may be delisted or prohibited from trading.”

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from initial listing or trading on any U.S. stock exchanges or on OTC Markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting, or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. Our business, financial condition, operating results, and prospects may have changed since that date.

For investors outside of the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares by the registered shareholders and the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

Please read this prospectus carefully. It describes our business, our financial condition and the results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

Conventions that Apply to this Prospectus

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). We present our consolidated financial statements in U.S. dollars.

Our fiscal year ends on June 30 of each year. Some amounts in this prospectus may not total due to rounding. All percentages have been calculated using unrounded amounts.

Throughout this prospectus, we provide a number of key performance indicators used by our management and often used by competitors in our industry. These and other key performance indicators are discussed in more detail in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” We define certain terms used in this prospectus as follows:

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

●	“Ordinary Shares” are to our Ordinary Shares, 0.00001 par value per share;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

●	“Company”, “we,” “us,” “our,” “the Company”, and “Protopia Global” refer to Protopia Global Holdings Inc., a Cayman Islands company

●	“Protopia HK” are to our wholly owned subsidiary, Protopia International Company Limited, a limited company that was organized under the laws of Hong Kong;

●	“RMB” or “Renminbi” are to the legal currency of the People’s Republic of China;

●	“Yuan” or “¥” are to the primary unit of account of the Renminbi (RMB), the legal currency of the People’s Republic of China.

●	“HKD” or “HK$” refers to Hong Kong Dollars, the official currency of Hong Kong.

●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

Our reporting currency is the U.S. Dollar. The functional currency of the Company in Hong Kong is the Hong Kong Dollar.

This disclosure contains translations of certain [Hong Kong] amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

For the from August 18, 2022 to September 30, 2022
Year ended HKD: USD exchange rate	0.1271
Average yearly HKD: USD exchange rate	0.1274

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Market and industry data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, information from independent industry analysts and publications, as well as our own estimates and research.

Our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, which we believe to be reasonable. None of the independent industry publications used in this prospectus were prepared on our behalf.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors,” before deciding whether to invest in our Ordinary Shares.

Overview

Protopia Global is a newly formed holding company incorporated on August 18, 2022, under the laws of the Cayman Islands with no material operations of its own. The Company conducts all its operations in Hong Kong through its wholly-owned operating subsidiary, Protopia HK, incorporated in Hong Kong on August 26, 2022, which have just started its business operations.

Protopia HK is an advisory and consulting company that also acts as a project manager to small- and medium-sized companies with business operations in Hong Kong to access international capital markets. We help such companies with the process of the initial listing on US nationally recognized stock exchanges such as the Nasdaq Global Market, the Nasdaq Capital Market, NYSE American or the OTC Markets (OTCQX, OTCQB and Pink) by providing consulting, liaison and coordination services. We also assist these or other publicly traded companies that are listed on the national security exchanges or on OTCQX and OTCQB with maintaining continuing eligibility requirements and compliance with those listing rules, regulations, or standards, as applicable. While our clients are currently businesses located in Hong Kong, we intend to expand the distribution of our services into mainland China as opportunities permit

Risk Factors Summary

Risks Related to Our Business

●	We are a newly formed company with no operating history that has just started its business operations and has not generated any revenue. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

●	We rely on professional services required to be performed by unrelated third parties, including licensed professionals, as applicable, to perform a significant part of the services required by our clients, and failure to perform such services within the acceptable industry and professional standards and satisfactory to our clients may damage our reputation and significantly affect the results of our business operations and assets.

●	We may be unable to compete successfully against new and established companies with greater resources that provide similar and other advisory and consulting services in Hong Kong and in the PRC, particularly branches of international investment banks and investment companies that have all required permits and licenses to provide a full range of services.

●	Our failure to develop and market our services may limit our potential revenues and decrease the value of your shares.

●	Political events in China and around the globe, may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

●	The global economy and the financial markets may negatively affect our business and clients.

●	Our business, financial condition and results of operations may be materially adversely affected by the COVID-19 epidemic in China and Hong Kong.

●	Despite our marketing and other efforts, we may fail to develop new clients and retain our existing clients, which could have a material adverse effect on our business, financial condition, and results of operations.

Risks Relating to Our Management

●	All our directors and officers are currently allocating a portion of their time to other companies, where they serve as directors or officers, which creates potential conflict of interest with our business and reduces allocation of their time to managing the Company’s business operations to approximately 35 hours a week.

●	The loss of the services of any of our director or executive officer or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our products and services.

●	If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

●	Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

●	Our lack of an independent audit committee and audit committee financial expert at this time may hinder our Board of Directors’ effectiveness in monitoring the Company’s compliance with its disclosure and accounting obligations. Until we establish such a committee, we will be unable to obtain a listing on a national securities exchange.

●	Our Board of Directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance

●	Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

●	Our management has no experience in managing an SEC reporting public company.

●	We may have difficulty establishing adequate management, legal and financial controls in the PRC.

●	We currently do not have insurance coverage covering all risks related to our business and operations.

Risks Related to Doing Business in Hong Kong and China

●	We are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice. There is also a risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers, which could result in a material change in our operations and/or the value of our securities. See Risk Factors – “Risks Related to Doing Business in Hong Kong and China - We are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice” on page 18.

●

We face a risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong currently, and in the future, in China, and the profitability of such business. See Risk Factors – “Risks Related to Doing Business in Hong Kong and China - We face a risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong currently, and in the future, in China, and the profitability of such business” on page 19.

●

Substantial uncertainties and restrictions with respect to the political, legal and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - Substantial uncertainties and restrictions with respect to the political, legal and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition. There is a risk that the PRC government will intervene or influence our operations at any time, including exerting more oversight and control over companies operating in Hong Kong and the PRC, offerings conducted overseas and or foreign investment in Hong Kong and PRC based issuers, which could result in a material change in our operations and or the value of our Ordinary Shares” on page 20.”

●	Substantially all operations of the Company’s operating subsidiary are in Hong Kong, a special administrative region of the PRC. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. See “Risk Factors—Risks Related to Doing Business in China - Substantially all operations of the Company’s operating subsidiary are in Hong Kong, a special administrative region of the PRC. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares” on page 19.

●	Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Ordinary Shares may be delisted or prohibited from trading. The Consolidated Appropriations Act, which amended the HFCAA, now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years. For a detailed description of risks relating to doing business in Hong Kong and China, see “Risk Factors—Risks Related to Doing Business in China - Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Ordinary Shares may be delisted or prohibited from trading. The Consolidated Appropriations Act, which amended the HFCAA, now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years” on page 21.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. See “Risk Factors—Risks Related to Doing Business in China - Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements” on page 22.

●	Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations. See “Risk Factors – Risks of Doing Business in Hong Kong and China - Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations” on page 22.

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 24.

●	Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment. See Risk Factors – Risks Related to Doing Business in Hong Kong and China - Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment” on page 26.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand business. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China -PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand business” on page 27.

●	Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited” on page 27.

●	If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive” on page 28.

●	Dividends payable to our foreign investors and gains on the sale of our shares of Ordinary Shares by our foreign investors may become subject to tax by the PRC. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - Dividends payable to our foreign investors and gains on the sale of our shares of Ordinary Shares by our foreign investors may become subject to tax by the PRC” on page 28.

●	Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations” on page 29.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” on page 29.

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions” on page 30.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our Hong Kong subsidiary’s ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - PRC regulations relating to offshore investment activities by PRC residents may limit our Hong Kong subsidiary’s ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law” on page 30.

●	The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China -The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business” on page 31.

●	Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China - Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares” on page 31.

●	Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions. See Risk Factors – Risks Related to Doing Business in Hong Kong and China - Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions” on page 32.

●	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably. See Risk Factors – Risks Related to Doing Business in Hong Kong and China -If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably” on page 32.

●	Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management. See Risk Factors – Risks Related to Doing Business in Hong Kong and China -Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management” on page 33.

●	We may be affected by the currency peg system in Hong Kong. See Risk Factors – Risks Related to Doing Business in Hong Kong and China - We may be affected by the currency peg system in Hong Kong” on page 33.

Risks Related to This Offering and the Ordinary Shares

●	Our failure to raise sufficient capital in this offering may cause our shareholders to lose their entire investment in us.

●	There is no current trading market for our Ordinary Shares and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

●	The trading price of our Ordinary Shares may be volatile which could result in substantial losses to you.

●	“Penny Stock” rules may make buying or selling our Ordinary Shares difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

●	FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our shares.

●	We are an “emerging growth company” under the JOBS Act of 2012 and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our Ordinary Shares may be less attractive to investors.

●	Officers and directors currently hold and will continue to hold a sufficient total outstanding voting power of our outstanding Ordinary Shares that will enable them to control the outcome of matters over our business, including significant corporate actions submitted to shareholders for approval, such as mergers, consolidations, election of directors, and take actions that may not be in the best interest of the Company or other shareholders, including investors purchasing Ordinary Shares in this offering.

Corporate History and Structure

The following diagram illustrates our corporate structure, including our holding company, as of the date of this prospectus: The issuer in this offering is Protopia Global, an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our operations are conducted primarily through our Hong Kong wholly-owned subsidiary, Protopia HK.

The Company was incorporated on August 18, 2022, under the Laws of the Cayman Islands. The Company owns 100% of its wholly owned subsidiary named Protopia International Company Limited, a company incorporated in Hong Kong on August 26, 2022.

Cash Transfers and Dividend Distributions

As of the date of this prospectus, the Company has not established or maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among the Company, our Hong Kong subsidiary or investors and there have been no cash and asset transfers between the Company and its Hong Kong subsidiary. As of the date of this prospectus, Protopia Global has not declared or paid dividends or made distributions to its Hong Kong operating entity or to investors in the past, nor any dividends or distributions were made by our Hong Kong operating entity to the Cayman Islands holding company. Our directors have complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our ordinary shares in the foreseeable future after this offering. Currently, substantially all of our operations are in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from us to Protopia HK or from Protopia HK to us and the investors in the U.S. In addition, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Protopia HK currently intends to retain all available funds and future earnings, if any, for the operation and expansion of its business and does not anticipate declaring or paying any dividends in the foreseeable future. There are no significant restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiary, to the parent company and U.S. investors or our ability to settle amounts owed. There are no restrictions on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors. However, the PRC government has significant authority to intervene or influence the China operations of an offshore holding company at any time, and such oversight may also extend to our Hong Kong operating company. We cannot assure you that the PRC government will not prevent us from transferring the cash we maintain in Hong Kong outside of Hong Kong, or restrict our ability to deploy our cash into business or to pay dividends. We could also be subject to limitations on the transfer or the use of our cash if we expand our business operations into China or conduct our operations in some other ways such that we become subject to PRC laws that regulate these activities. In addition, if Protopia HK incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitation on our ability to transfer or use our cash could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from PGHI to our Hong Kong subsidiary or from our Hong Kong subsidiary to Protopia Global. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors.

Current PRC regulations permit PRC subsidiaries to pay dividends to their Hong Kong shareholders only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its Board of Directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As of the date of this Registration Statement, we do not have any PRC subsidiaries.

The PRC government also imposes controls on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Ordinary Shares. As of the date of this Registration Statement, we do not have any PRC subsidiaries.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from our Hong Kong subsidiary to Protopia Global. If in the future we have PRC subsidiaries, certain payments from such PRC subsidiaries to our Hong Kong subsidiary will be subject to PRC taxes, including business taxes and Value-Added Tax (the “VAT”). As of the date of this Registration Statement, we do not have any PRC subsidiaries and our Hong Kong subsidiary has not made any transfers or distributions.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by a PRC subsidiary to its immediate holding company. As of the date of this Registration Statement, we do not have a PRC subsidiary. In the event that we acquire or form a PRC subsidiary in the future and such PRC subsidiary desires to declare and pay dividends to our Hong Kong subsidiary, our Hong Kong subsidiary will be required to apply for the tax resident certificate from the relevant Hong Kong tax authority. In such event, we plan to inform the investors through SEC filings, such as a current report on Form 8-K, prior to such actions. See “Risk Factors – Risks Related to Doing Business in Hong Kong and China.”

Our Revenue Model

We assist small- and medium-sized non-U.S. companies in accessing international capital markets through listings on the U.S. nationally recognized stock exchanges. We have just started our business operations and, as of the date of this prospectus, have not generated any revenue. We anticipate deriving our primary sources of revenue from acting as a project manager and provide consulting, liaison and coordination services to such non-U.S. companies.

Our Mission

Large non-U.S. companies often are supported by established advisors to obtain financial resources from international capital markets, including those in the U.S., but small- and medium- sized non-U.S. companies are often neglected by these advisors. Our mission is to help qualified small- and medium- sized non-U.S. companies tap into the international capital markets so that they are not excluded from obtaining outside financial sources simply because of their size.

Growth Strategy

The key elements of our business and growth strategies include the following:

●	The development and implementation of the procedures that would increase the quality of services and help to attract new clients and retain existing clients

●	Attracting and retaining a professional team of qualified personnel to serve our existing clients, to facilitate the performance of the services to these clients, and to expand our business operations;

●	We will control our growth pace so that quality of our services will not be adversely affected due to the expansion of operations.

Competitions

Because of our very limited operating history, our management has not yet obtained market research, conducted by independent and qualified professionals, to indicate that demand exists for the type of services we intend to offer. We also have no access to information as to the number of professional firms in Hong Kong and China that are providing services similar to those we are contemplating. However, the Company is aware that it faces competition from service providers in Hong Kong and worldwide, many of which may be significantly larger than us with access to exponentially greater resources. Major international banks and investment companies, including major US investment banks that established offices in Hong Kong and the mainland China may also take advantage of their established resources and satisfy applicable regulatory requirements through acquisitions and organic development. The Company cannot assure you that its efforts to enhance its service will be successful or that it will be able to compete effectively or efficiently with current or future competitors.

Corporate Information

Our principal address is Room 1116, 11/F, Star House, 3 Salisbury Road, Tsim Sha Tsui, Kowloon, Hong Kong. Our telephone number at this address is (852) 6686-0563. Our registered office in the Cayman Islands is Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006, Cayman Islands.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As long as we remain an emerging growth company, we may rely on exemptions from some of the reporting requirements applicable to public companies that are not emerging growth companies. These exemptions include: (1) being permitted to provide only two years of selected financial data (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (2) not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act of 2002 in the assessment of our internal control over financial reporting; and (3) not being required to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have taken, and may continue to take, advantage of some of these exemptions until we are no longer an emerging growth company. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use the extended transition period under the JOBS Act and plans to delay the adoption of the following new or revised accounting standards until the private company adoption dates. Accordingly, its financial statements may not be comparable to financial statements of public companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of: (1) the last day of our fiscal year during which we have total annual gross revenues of at least $1.07 billion; (2) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (3) the date on which we have, during the previous three-year period, issued more than $1.00 billion in non-convertible debt; or (4) the date on which we become a “large accelerated filer” under the Exchange Act, which would occur if we have been a public company for at least 12 months and the market value of our Shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. We will not be entitled to the above exemptions if we cease to be an emerging growth company.

The Offering

Ordinary Shares Offered:

Up to 1,000,000 Ordinary Shares (the “Ordinary Shares”) The Ordinary Shares are being offered directly by the Company on a best effort basis. We are not required to sell any Ordinary Shares in this offering.

Ordinary Shares Issued and Outstanding After Completion of this Offering:	As of the date of this prospectus, there are 21,500,000 shares of our Ordinary Shares are issued and outstanding. In the event all of the 1,000,000 shares being registered in this offering are sold, we will have 22,500,000 shares issued and outstanding.

Method of Offering:

This offering is being conducted on a “best efforts/no minimum” basis, meaning that no aggregate minimum offering amount is required to be raised by us in this offering. As such, the actual public offering amount and proceeds to us, if any, are not presently determinable and net proceeds may be substantially less than the total maximum offering set forth above.

This prospectus will permit our officers and directors to sell our securities directly to the public, with no commission or other remuneration payable to them for any Ordinary Shares they may sell. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Exchange Act. We may also engage a licensed FINRA placement agent to sell the Ordinary Shares in this offering.

Use of Proceeds:	We will receive all of the proceeds from the sale of the shares of our Ordinary Shares. The proceeds will be used for working capital and general corporate operating purposes.

Market for our Ordinary Shares:

There is no and never has been market for our securities. Our Shares are not traded on any US stock exchange or quoted on any over-the-counter system quotation. After the effective date of the registration statement relating to this prospectus, we intent to apply for proprietary quotations through a market maker that will submit an application to FINRA, requesting eligibility of our Ordinary Shares to be quoted by broker dealers on OTC Pink. As of the date of this prospectus, we do not yet have a market maker who has agreed to file such application.

There is no assurance that we will obtain eligibility for proprietary quotations and will be able to quote our Ordinary Shares on OTC Markets, that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of the Ordinary Shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors:	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Transfer Agent	Our transfer agent and registrar is Vstock Transfer, LLC located at 18 Lafayette Place, Woodmere, New York 11598.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data as of December 31, 2022 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or US GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(In U.S. Dollars, except share data or otherwise stated)

December 31,
2022
Current asset:
Cash	$73,912
Deposit	5,000
Deferred offering costs	96,809
Total assets	$175,721

Current liabilities:
Accrued expenses	$10,000
Accrued deferred offering costs	53,835
Deferred revenue	10,046
Total current liabilities	73,881

Total shareholders’ equity	101,840

Total Liabilities and Shareholders’ Equity	$175,721

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

For the three months ended
December 31,
2022
General and Administrative Expenses	$(873)
Total operating expenses	(873)
Tax expenses	-
Net loss	$(873)
Other comprehensive loss
Foreign currency translation loss	$(25)
Total comprehensive loss	$(898)

Weighted average shares outstanding, basic and diluted	21,500,000

Basic and diluted net loss per ordinary share (cents)	$(0.00)

RISK FACTORS

An investment in our Ordinary Shares involves significant risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Ordinary Shares. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We are a newly formed company with no operating history that has just started its business operations and has not generated any revenue. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our Company was incorporated on August 18, 2022. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

As discussed in the notes to our financial statements included in this Registration Statement, as of September 30, 2022, we had $93,992 of cash out of which $79,835 will be used to pay the unpaid amount of the estimate costs of our self-underwritten initial public offering, and the unpaid portion of the audit fees. If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources, we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we will be able to secure the necessary capital when needed. Our independent auditor included an explanatory paragraph on our financial statements for the period from August 18, 2022, the date of incorporation, to September 30, 2022 emphasizing to the readers of the audit report that there is a substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing the cash flow issues. If we cannot continue as a going concern, our shareholders may lose their entire investment in us.

If the Company does not obtain substantial additional financing, including the financing sought in this offering, its ability to execute on its business plan as outlined in this prospectus will be impaired.

The Company’s plans for business expansion and development are dependent upon raising significant additional capital, including the capital sought in this offering. The Company’s plans call for expending its business operations in PRC, marketing and promotional activities, human resources expenditures and other items. Management’s estimate capital needs for the next 12 months are set out in “USE OF PROCEEDS” in this registration statement. Although the Company expects the proceeds of this offering and its net earnings to substantially fund our planned growth and development, the Company’s management will be required to properly and carefully administer and allocate these funds. Should the Company’s capital needs be higher than estimated, or should additional capital be required after the close of this offering, it will be required to seek additional investments, loans or debt financing to fully pursue our business plans. Such additional investment may not be available to us on terms which are favorable or acceptable. Should the Company be unable to meet our full capital needs, its ability to fully implement our business plan will be impaired.

Our reputation is very important for our business, being a service-oriented company. Because we engage in the industry that requires services to be performed by licensed professionals, including law firms, accountants, and, in some instances, FINRA license broker/dealers, we rely on these professional licensed third parties whom we introduce to our clients to perform the most of the professional services needed by our clients. If our clients are not satisfied with the services performed by these professional third party, it may cause damage our reputation, and our business operations will be adversely affected.

We are a service-oriented company and therefore our reputation is an important element in our development. The industry in which we operate is a highly regulated securities industry, which requires professional services to be performed by licensed securities and law professionals. While we consult our clients, by providing an overview of the initial listing process on the U.S. national securities exchanges and eligibility criteria for the listing or quotations on OTC Markets, we do not possess the required licenses to provide most of the professional services our clients needed to be admitted on US national stock exchanges or OTC Markets. Therefore, we are introducing other professional firms and individual that are licensed and qualified to perform these services. We also act as a joint project manager, and in this regard, we rely on our cooperation partner to prepare or revise business plans. We do not have any control on the performance of these third parties with respect to the quality of work or timeliness of performance. If our clients are not satisfied with the services performed by these professional third parties, it could be difficult for us to retain clients in the future and our business plan would be adversely affected, and our reputation will be damaged.

Risks related to competition.

Because of our very limited operating history, our management has not yet obtained market research, conducted by independent and qualified professionals, regarding the number of professional firms in Hong Kong and China that are providing services similar to those we are contemplating. However, the Company is aware that it faces competition from service providers in Hong Kong and worldwide, many of which may be significantly larger than us with access to exponentially greater resources. Major international banks and investment companies, including major US investment banks that established offices in Hong Kong and the mainland China may also take advantage of their established resources and satisfy applicable regulatory requirements through acquisitions and organic development. The Company cannot assure you that its efforts to enhance its service will be successful or that it will be able to compete effectively or efficiently with current or future competitors. These US investment banks and other investment companies that offer a full range of investment banking services, including initial public offerings in the U.S., to companies in Hong Kong and the PRC, have advantages over us such has brand recognition and reputation in the market, wider range of value adding services, stronger human and financial resources and operational presence in more geographic locations, and more importantly, have the requisite regulatory licenses and permits to enable to provide all professional services without introducing the clients to third party licensed professional to perform these services that need to be provided for the initial listing or up-listing of their stock on the US securities exchanges. We will not engage in any services that will subject us to registration as a broker/dealer pursuant to Section 15 of the Exchange Act. Thus, we will remain an insignificant participant among the firms that provide services to assist foreign companies to becoming publicly-traded companies listed on the US securities exchanges and on OTC Markets. Given the keen competition, the Company cannot assure that it will be able to maintain its competitive edge in response to the fast-changing business environment.

Our failure to develop and market our services may limit our potential revenues and the value of your shares.

Our success will depend, in part, on our ability to develop our planned consulting and advisory services, to attract clients and to assemble a client support network. If we fail to accomplish our objectives, we will be able to conduct only limited business or none at all. Our inability to build our services could have the following results:

1.	decreased ability to generate revenues;

2.	decreased shareholder value; or

3.	dissolution of our Company.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (2021 Revision), or the ITC, came into force in the Cayman Islands introducing certain economic substance requirements for Cayman Islands tax resident companies which are engaged in certain “relevant activities.” Although it is presently anticipated that the ITC will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

The Company’s business growth and results of operations may be affected by changes in global and regional macroeconomic conditions.

Our business is affected by global, national and local economic conditions since the services we provide are discretionary and we depend, to a significant extent, upon a number of factors relating to third parties’ performance in China, Hong Kong or the other countries. The strong growth of Hong Kong and China’s companies offshore investment that desire to be listed on the US securities exchange in recent years has been mainly driven by the rapid expansion in personal investable assets attributable to the increased number of high net-worth individuals and affluent groups and their increasing demands for geographically diverse investment portfolios. However, slowdowns in the Chinese economy will affect the income growth of such individuals, who are the main investors in the investment and wealth management markets outside China and add uncertainties to these markets.

In addition, uncertainties about China, U.S. and global economic conditions and regulatory changes pose a risk as retail investors and businesses may postpone spending in response to credit constraint, rising unemployment rates, financial market volatility, government austerity programs, negative financial news, declines in income or asset values and/or other factors. These worldwide and regional economic conditions could affect and reduce investment behavior and appetites of retail investors and have a material adverse effect on the demand for our products and services. Demand also could differ materially from our expectations as a result of currency fluctuations. Other factors that could influence worldwide or regional demand include changes in fuel and other energy costs, conditions in the real estate and mortgage markets, unemployment, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors. Furthermore, eruptions of regional tensions, such as the ongoing military conflict involving Ukraine and Russia, and the related sanctions against Russia have resulted in major economic shocks worldwide and substantial volatility across global financial markets. These and other economic factors could materially and adversely affect demand for our products and services. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

These factors include economic conditions and perceptions of such conditions by employment rates, the level of our customers’ disposable income, business conditions, interest rates, availability of credit and levels of taxation in regional and local markets. There can be no assurance that our services will not be adversely affected by changes in general economic conditions in China, Hong Kong and globally.

A sustained outbreak of the COVID-19 virus could have a material adverse impact on our business, operating results and financial condition.

There has been a sustained outbreak of the COVID-19 virus globally. COVID-19 had a severe and negative impact on the global economy in 2020 and 2021. Since 2020, governments around the globe have taken measures to contain the spread of the COVID-19 virus, including quarantining individuals infected with or suspected of having COVID-19, prohibiting residents from free travel, encouraging employees of enterprises to work remotely from home and cancelling public activities, among others. The COVID-19 has also resulted in temporary closure of many corporate offices around the world. Even before the outbreak of COVID-19, the global macroeconomic environment was facing numerous challenges. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies even before 2020.

The recent outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union, and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the Company’s customer’s business and its business, even though the Company does not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but they could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. The Company cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the business outlook of the Company’s business.

The Company is taking a series of measures in response to the outbreak to protect its employees, including, among others, remote working arrangements for our employees and travel restrictions or suspension and implementation of remote video conference meetings with its clients and third parties. The extent to which COVID-19 impacts our results of operations will depend on the future developments of the pandemic, including new information concerning the efficacy of vaccines and the global severity of and actions taken to contain the pandemic, which are highly uncertain and unpredictable. In addition, our results of operations could be adversely affected to the extent that the pandemic harms the global economies in general.

Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that effectively developing and maintaining awareness of our brand is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract quality clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses as we expand our business. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Risks Relating to Our Management

All our directors and officers are currently allocating a portion of their time to other companies, where they serve as directors or officers, which creates potential conflict of interest with our business and reduces allocation of their time to managing the Company’s business operations and affairs to approximately 35 hours a week.

Our officers and directors are also serving as executive officers and/or directors on other companies, and may, in the future, become involved in other business activities. This creates a potential conflict of interest with managing business operations of the Company and reduces allocation of their time to managing the Company’s business operations to approximately 35 hours a week. While currently, this allocation of time may be reasonable and manageable, if in the future, the Company will grow and it will require the management to devote more time to the Company’s business affairs, we may need to hire key employees or to expand our management team. Our investors should be aware that at this time we have not formulated a policy for the resolution of such conflicts.

The loss of the services of any of our officers and directors or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our services.

The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers, including Sin Yi CHEMG, our President and director and Ka Ki WONG, our Chief Operating Officer, Chief Financial Officer and director. They are developing our business, which will depend on our ability to identify and retain competent employees with the skills required to execute our business objectives. The loss of the services of any of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our services, which could adversely affect our financial results and impair our growth.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, all future success depends largely on our ability to retain key consultants and advisors. We cannot assure that any skilled individual will agree to become our employee, consultant, or independent contractor. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Upon becoming a new SEC reporting company, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404. If we fail to achieve and maintain the adequacy of our internal controls, we would not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Moreover, our testing, or the subsequent testing by our independent registered public accounting firm, that must be performed may reveal other material weaknesses or that the material weaknesses described above have not been fully remediated. If we do not remediate the material weaknesses described above, or if other material weaknesses are identified or we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated or could subsequently require restatement, we could receive an adverse opinion regarding our internal controls over financial reporting from our independent registered public accounting firm and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the market price of our Ordinary Shares could decline.

Our lack of an independent audit committee and audit committee financial expert at this time may hinder our Board of Directors’ effectiveness in monitoring the Company’s compliance with its disclosure and accounting obligations. Until we establish such a committee, we will be unable to obtain a listing on a national securities exchange.

Although our Ordinary Shares is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by NASDAQ. Currently, we have no independent audit committee. Our full Board of Directors functions as our audit committee and is comprised of two directors. An independent audit committee would play a crucial role in the corporate governance process, assessing our Company’s processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may deprive the Company of management’s independent judgment. We may, however, have difficulty attracting and retaining independent directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. An independent audit committee is required for listing on any national securities exchange. Therefore, until such time as we meet the audit committee independence requirements of a national securities exchange, we will be ineligible for listing on any national securities exchange.

Our Board of Directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our Board of Directors, which has no independent members, acts as the compensation committee for the Company and determines the compensation and benefits of our executive officers, will administer our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that an executive officer on the board may have influence over his or her personal compensation and may obtain benefits levels that may not be commensurate with our financial performance.

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

Our Company’s Memorandum and Articles of Association provide that a director, duly appointed alternate, managing director, agent, secretary, assistant secretary or other officer of our Company (but not including our Company’s auditor) shall not be personally liable to us or our shareholders (i) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty. These provisions may discourage shareholders from bringing a lawsuit against a Director or Officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on the Company’s behalf against a Director or Officer.

Our management has no experience managing a public company. We may need to add personnel and devote personnel and financial resources to meet our reporting obligations as a public, listed company.

At the present time, none of our management team has experience in managing a public company. This may hinder our ability to establish effective controls and systems and comply with all applicable requirements associated with being a public company. We have been a private company with no operating history. We are progressing those activities necessary to implement appropriate accounting policies, processes and controls to comply with the required expansion in scale of operations and with Section 404. These activities include identifying and recruiting additional individuals with requisite expertise to assist in implementation activities designed to strengthen our internal control over financial reporting to avoid control deficiencies and initiating the design and implementation of improvements to our financial control environment to address our future needs. However, we cannot assure you that the measures we have taken to date, and actions we plan to take in the future, will be sufficient to prevent or avoid potential future material weaknesses in our controls.

If compliance problems result, these problems could have a material adverse effect on our business, financial condition or results of operations. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, and the Dodd-Frank Act of 2010, as well as rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to our new compliance requirements. Moreover, these requirements will increase our legal, accounting and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect it will be difficult and expensive for us to obtain director and officer liability insurance. These requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as executive officers.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as will be required under Section 404 of the Sarbanes Oxley Act of 2002.

We currently do not have insurance coverage covering all risks related to our business and operations.

We do not maintain insurance policies covering all of our business risks, such as risks relating to properties, receivables and public liability. We cannot assume you that the insurance coverage we currently have would be sufficient to cover our potential losses. In the event there is any damage to any assets or incidents for which we do not have sufficient insurance coverage, if at all, we would have to pay for the difference ourselves where our cash flow and liquidity could be negatively affected.

Risks Related to Doing Business in Hong Kong and China.

We are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice. There is also a risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers, which could result in a material change in our operations and/or the value of our securities.

There may be prominent risks associated with our operations being in Hong Kong. In light of China’s expansion of authority into Hong Kong, we are subject to risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little to no advanced notice. In addition, the PRC government may intervene or influence our operations at any time with little to no advanced notice, which could result in a material change in our operations and/or the value of our Ordinary Shares. These risks will become even more prominent and direct if we expand our operations into or develop a physical presence in China. For example, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company. To the extent that we expand into China in the future, significantly adverse policies from the PRC may force us to divest of such Chinese operations or face other risks of forfeiture. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We believe we are not subject to cybersecurity review with the Cyberspace Administration of China, or CAC, given that: (i) our products and services are offered not directly to individual users but through our institutional clients; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, we believe that we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million. Currently, these statements and regulatory actions have had no impact on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

We face a risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong currently, and in the future, in China, and the profitability of such business.

Our business and assets are primarily located in Hong Kong, and we intend to expand distribution of our services into China in the future. Accordingly, economic, political and legal developments in Hong Kong and the PRC will significantly affect our business, financial condition, results of operations and prospects. As of the date of this prospectus, the Company and its HK subsidiary (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our operations. This conclusion is based on the fact that: (1) our Company’s operating subsidiaries are located in Hong Kong, (2) we and our subsidiary have no direct operations in mainland China, and (3) pursuant to the Basic Law which is a national law of the PRC and constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares.

Substantially all operations of the Company’s operating subsidiary are in Hong Kong, a special administrative region of the PRC. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

As of the date of this prospectus, the Company does not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way the Company conducts its business, could require the Company to change certain aspects of its business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, the Company’s business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of its Ordinary Shares, potentially rendering it worthless.

Policies of the PRC government can have significant effects on economic conditions in Hong Kong. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case. Our interests may be adversely affected by changes in policies by the PRC government, including:

●	Uncertainties regarding enforcement of laws in Hong Kong, and as we expand into China, the PRC;

●	changes in laws, regulations or their interpretation especially with respect to application of PRC tax, labor, currency restriction and other laws to Hong Kong operations, all of which can occur quickly and with little to no advanced notice;

●	confiscatory taxation or changes in taxation;

●	currency revaluations or restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise; and

●	expropriation or nationalization of private enterprises, risks of forfeiture; and the allocation of resources.

Substantial uncertainties and restrictions with respect to the political, legal and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition. There is a risk that the PRC government will intervene or influence our operations at any time, including exerting more oversight and control over companies operating in Hong Kong and the PRC, offerings conducted overseas and or foreign investment in Hong Kong and PRC based issuers, which could result in a material change in our operations and or the value of our Ordinary Shares.

Our business operations and service sales, if we expand distribution of our services into China, may be adversely affected by the current and future political environment in the PRC. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. We expect the Hong Kong and PRC legal systems to rapidly evolve in the near future with the Hong Kong legal system becoming closer aligned with legal system in China. There is a risk that the PRC government will intervene or influence our operations at any time, including exerting more oversight and control over companies operating in Hong Kong and the PRC, offerings conducted overseas and or foreign investment in Hong Kong and PRC based issuers, which could result in a material change in our operations and or the value of our Ordinary Shares. These actions may be reflected in the changing interpretations and enforcement of many laws, regulations and rules in Hong Kong and the PRC that may not always be uniform and with little to no advance notice. Our business operations and our ability to operate in Hong Kong, offer or continue to offer securities to investors and continue to invest in Hong Kong and or PRC based issuers may be harmed by these changes in laws and regulations, including those relating to taxation, import and export tariffs, healthcare regulations, environmental regulations, land use and property ownership rights, and other matters. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in Hong Kong or particular regions thereof, and could limit or completely hinder our ability to offer or continue to offer securities to investors or require us to divest ourselves of any interest we then hold in Hong Kong properties or joint ventures. Any such actions (including divesture or similar actions) could result in a material adverse effect on us and on your investment in us and could cause the value of our securities and your investment in our securities to significantly decline or be worthless.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 40 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts that provide interpretations of laws and regulations and decide contractual disputes and issues may change their interpretation or enforcement very rapidly with little advance notice at any time, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as, may cause possible problems to foreign investors.

We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Ordinary Shares may be delisted or prohibited from trading. The Consolidated Appropriations Act, which amended the HFCAA, now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years.

Pursuant to the HFCAA, enacted in December 2020, if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued the 2021 Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) China of the China or Hong Kong, because of a position taken by one or more authorities in China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

The audit report included in this prospectus was issued by WWC, P.C., a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with CSRC and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued the 2022 Determination Report which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, the authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Furthermore, on June 22, 2021, the U.S. Senate passed AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before securities of that issuer may be prohibited from trading or delisted. Should the PCAOB be unable to fully conduct inspections of our auditors’ work papers in the PRC, it will make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures and you may be deprived of the benefits of such inspection, which could result in limitation or restriction to our access to the U.S. capital markets, and our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements, which would adversely affect us.

If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their Registration Statements will be declared effective. On August 1, 2021, the CSRC stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or noncompliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

As of the date of this prospectus, we do not have any operations in China, The PRC laws and regulations on cybersecurity, data privacy, data protection, or other data-related laws and regulations are relatively new and evolving, and their interpretation and application may be uncertain.

The following summarizes some of the key recent legislative initiatives in China on the matters of data security and privacy.

Data Security

In June 2021, the Standing Committee of the NPC promulgated the Data Security Law, which took effect in September 2021. The Data Security Law, among other things, provides for security review procedure for data-related activities that may affect national security. In July 2021, the state council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Critical information infrastructure encompasses, under this regulation, key network facilities or information systems of critical industries or sectors, such as public communication and information service, energy, transportation, water conservation, finance, public services, e-government affairs and national defense science, the damage, malfunction or data leakage of which may endanger national security, people’s livelihoods and the public interest. In December 2021, the CAC, together with other authorities, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaces its predecessor regulation. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulates that critical information infrastructure operators or network platform operators that hold personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. As of the date of this prospectus, no detailed rules or implementation rules have been issued by any authority. Furthermore, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. As of the date of this prospectus, we have not been informed that we are a critical information infrastructure operator by any government authorities and we do not have any material operation or maintain any office or personnel in Mainland China. We have not collected, stored, or managed any personal information in Mainland China. In addition, we plan to emphasize Southeast Asia as our core future area of growth. As such, we currently do not expect the foregoing measures will have an impact on our business, results of operations, or this offering, and we believe that we are compliant with these measures to date. However, we still face uncertainties regarding the interpretation and implementation of these laws and regulations in the future. Cybersecurity review could result in disruption in our operations, negative publicity with respect to our company, and diversion of our managerial and financial resources. Furthermore, if we were found to be in violation of applicable laws and regulations in China during such review, we could be subject to fines or other government sanctions and reputation damages. Therefore, potential cybersecurity review, if applicable to us, could materially and adversely affect our business, financial condition, and results of operations.

In November 2021, the CAC released the Regulations on the Network Data Security (Draft for Comments), or the Draft Regulations. The Draft Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this annual report as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Regulations stipulates that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of a given year to the municipal cybersecurity department by the end of January in the following year. As of the date of this prospectus, the Draft Regulations was released for public comment only, and their respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty. We cannot predict the impact of the Draft Regulations on us, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. If the enacted version of the Draft Regulations mandates clearance of cybersecurity review and other specific actions to be completed by companies operating in Hong Kong like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

Personal Information and Privacy

The Anti-monopoly Guidelines for the Platform Economy Sector published by the Anti-monopoly Committee of the State Council, effective on February 7, 2021, prohibits collection of user information through coercive means by online platforms operators.

In August 2021, the Standing Committee of the NPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. The Personal Information Protection Law steps up the protection for personal information and imposes additional requirements in terms of its processing. Nonetheless, many provisions under this law remain to be clarified by the CAC, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations. Although as of the date of this prospectus, we have not collected, stored, or managed any personal information in Mainland China, given that there remain uncertainties regarding the further interpretation and implementation of the relevant laws and regulations, if they are deemed to be applicable to companies operating in Hong Kong like us, we cannot assure you that we will be able to comply or remain compliant with such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the government authorities and become subject to fines and other government sanctions, which may materially and adversely affect our business, financial condition, and results of operations.

Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

While we are currently not subject to the laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, there can be no assurance that such laws will continue to be inapplicable to us in the future as these laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our client, employee and company data is critical to our business. Our clients and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the CAC. According to the Security Administration Draft, data processing operators shall apply for a cybersecurity review by the relevant Cyberspace Administration of the PRC under certain circumstances, such as (i) mergers, restructurings, and divisions of Internet platform operators that hold large amount of data relating to national security, economic development, or public interest which affects or may affect the national security, (ii) overseas listings of data processors that process personal data for more than one million individuals, (iii) Hong Kong listings of data processors that affect or may affect national security, and (iv) other data processing activities that affect or may affect the national security. The deadline for public comments on the Security Administration Draft was December 13, 2021.

The PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress of the PRC (“SCNPC”) on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the People’s Republic of China, or the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021.

In addition, the PRC regulatory authorities have recently taken steps to strengthen the regulations on data protection and conducted several rounds of relevant inspections. The Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications, which came into effect on May 1, 2021 (the “Necessary Personal Information Rules”), require that the operators of mobile apps shall not deny the users who do not consent to the collection of unnecessary personal information from using the basic functions and services of such apps. In addition, under the Necessary Personal Information Rules, “necessary personal information” refers to personal information necessary for ensuring the normal operation of an app’s basic functional services. The basic functional services of the operating entities’ apps are providing instant messaging services through texts, pictures, voice, and video, where the necessary personal information includes mobile phone numbers and account numbers of registered users and lists of accounts of instant messaging contact persons.

Neither we nor the operating entity is subject to cybersecurity review by the CAC, since neither we nor the operating entity currently have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. As of the date of this prospectus, we have not received any notice from any authorities identifying the operating entity as CIIOs or requiring us or the operating entities to undergo a cybersecurity review or network data security review by the CAC. The operating entity have taken measures to ensure their compliance with related cybersecurity laws.

There remains uncertainty as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. Furthermore, many specific requirements of the Personal Information Protection Law and other laws related to data securities remain to be clarified by the CAC, other regulatory authorities, and the courts, for practical application. We may be required to adjust our business practices to comply with the personal information protection laws and regulations. There is no assurance that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws should they be deemed to be applicable to the operations of the operating entities. There is no certainty as to how such review or prescribed actions would impact such operations and we cannot guarantee that any clearance can be obtained, or maintained, if approved, or any actions that may be required can be taken in a timely manner, or at all.

Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council of the PRC, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. On April 22, 2009, the State Administration of Taxation, or the SAT, issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, on August 3, 2011, the SAT issued the Administrative Measures of Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, which became effective on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC tax resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) not less than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. SAT Bulletin 45 further clarifies the resident status determination, post-determination administration as well as competent tax authorities.

Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise group instead of those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes even if the standards for “de facto management body” prescribed in the SAT Circular 82 are applicable to us. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for enterprise income tax purposes, we may be subject to PRC enterprise income on our worldwide income at the rate of 25%, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations.

Although dividends paid by one PRC tax resident to another PRC tax resident should qualify as “tax-exempt income” under the enterprise income tax law, we cannot assure you that dividends by our Hong Kong subsidiary to our British Virgin Islands holding company or Cayman Islands holding company will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax on dividends, and the PRC tax authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.

Non-PRC resident holders of our Ordinary Shares may also be subject to PRC withholding tax on dividends paid by us and PRC tax on gains realized on the sale or other disposition of Ordinary Shares, if such income is sourced from within the PRC. The tax would be imposed at the rate of 10% in the case of non-PRC resident enterprise holders and 20% in the case of non-PRC resident individual holders. In the case of dividends, we would be required to withhold the tax at source. Any PRC tax liability may be reduced under applicable tax treaties or similar arrangements. Although our holding company is incorporated in Cayman Islands, it remains unclear whether dividends received and gains realized by non-PRC resident holders of our Ordinary Shares will be regarded as income from sources within the PRC if we are classified as a PRC resident enterprise. Any such tax will reduce the returns on your investment in our Ordinary Shares.

We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing and withholding or tax payment obligations with respect to any internal restructuring, and our Hong Kong subsidiary may be requested to assist in the filing. Any PRC tax imposed on a transfer of our shares not through a public stock exchange, or any adjustment of such gains would cause us to incur additional costs and may have a negative impact on the value of your investment in the company.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand business.

Any transfer of funds by us to our Hong Kong subsidiary, either as a shareholder loan or as an increase in registered capital, may become subject to approval by or registration or filing with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce in its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange (“SAFE”). It is unclear if Hong Kong subsidiary will be deemed a PRC subsidiary. If our Hong Kong subsidiary are deemed to be PRC subsidiary, (i) any foreign loan procured by our Hong Kong subsidiary will be required to be registered with SAFE or its local branches or filed with SAFE in its information system; and (ii) our Hong Kong subsidiary will not be able to procure loans which exceed the difference between their total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided in the People’s Bank of China Notice No. 9 (“PBOC Notice No. 9”). We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our Hong Kong subsidiaries, if required. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds we receive from our offshore financing activities and to capitalize our Hong Kong operations may be negatively affected, which could adversely affect our liquidity and ability to fund and expand our business. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our Hong Kong subsidiaries. This is because there is no statutory limit on the amount of registered capital for our Hong Kong subsidiaries, and we are allowed to make capital contributions to our Hong Kong subsidiaries by subscribing for their initial registered capital and increased registered capital, provided that the Hong Kong subsidiaries complete the relevant filing and registration procedures.

The Circular on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-Invested Enterprises, or SAFE Circular 19, effective as of June 1, 2015, as amended by Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement under the Capital Account, or SAFE Circular 16, effective on June 9, 2016, allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for expenditure beyond their business scopes, and also prohibit FIEs from using such Renminbi fund to provide loans to persons other than affiliates unless otherwise permitted under its business scope. If Safe Circulars 16 and 19 are interpreted to apply to the Hong Kong Dollar, our ability to use Hong Kong Dollars converted from the net proceeds from our offshore financing activities to fund the establishment of new entities in Hong Kong, to invest in or acquire any other Hong Kong or PRC companies may be limited, which may adversely affect our business, financial condition and results of operations.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund our development and growth. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries earnings and cash flow.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our operating subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

Our operating subsidiary and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, appropriation to reserves prescribed by laws and regulations, covering losses in previous years, restrictions on the conversion of local currency into U.S. dollars or other hard currency, completion of relevant procedures with governmental authorities or banks and other regulatory restrictions. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. shareholders upon conversion of the dividend payment into U.S. dollars. For a detailed description of the potential government regulations facing the Company associated with our operations in Hong Kong, please refer to “ Regulations – Hong Kong Regulations.”

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our shares of Ordinary Shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Dividends payable to our foreign investors and gains on the sale of our shares of Ordinary Shares by our foreign investors may become subject to tax by the PRC.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council of the PRC, unless otherwise provided under relevant tax treaties, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our shares, and any gain realized from the transfer of our shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether we or any of our subsidiaries established outside of China are considered a PRC resident enterprise or whether holders of shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our shares by such investors are subject to PRC tax, the value of your investment in our shares may decline significantly. For a detailed description of the potential government regulations facing the Company associated with our operations in Hong Kong, please refer to “Regulations – Hong Kong Regulations.”

Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law and its amendment and implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and business combination and disposition of properties and other assets of an enterprise.” On April 22, 2009, the State Administration of Taxation (the “SAT”), issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income, which could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect. For a detailed description of the potential government regulations facing the Company associated with our operations in Hong Kong, please refer to “Regulations.”

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties regarding the reporting on and consequences of private equity financing transactions involving the transfer of shares in the Company by non-resident investors. In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or SAT Bulletin 7, as amended in 2017. Pursuant to this bulletin, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to SAT Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immovable properties located in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of SAT Bulletin 7. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. We may be subject to filing obligations or taxed if we are a transferor in such transactions, and may be subject to withholding obligations if we are a transferee in such transactions under SAT Bulletin 7. For transfer of shares in us by investors that are non-PRC resident enterprises, our Hong Kong subsidiary may be requested to assist in the filing under SAT Bulletin 7. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

On August 8, 2006, six PRC governmental and regulatory agencies, including the Ministry of Commerce (“MOFCOM”) and the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006 and was revised on June 22, 2009. The M&A Rules established complex procedures and requirements for acquisition of Chinese companies by foreign investors which, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also requires that an offshore SPV that is controlled directly or indirectly by the PRC companies or individuals and that has been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, shall obtain the approval of CSRC prior to overseas listing and trading of such SPV’s securities on an overseas stock exchange. In addition, the security review rules issued by the Ministry of Commerce and became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

In the future, we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of the above-mentioned regulations and other rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merger or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the Ministry of Commerce. The application and interpretations of M&A Rules are still uncertain, and there is possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain approval of the Ministry of Commerce for our completed or ongoing mergers and acquisitions. There is no assurance that we can obtain such approval from the Ministry of Commerce for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on our business, results of operations and corporate structure.

PRC regulations relating to offshore investment activities by PRC residents may limit our Hong Kong subsidiary’s ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.

The State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Relevant Issues Relating to PRC Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore SPV undergoes material events relating to any change of basic information (including change of such PRC residents or entities, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

SAFE Circular 37 is issued to replace the Circular on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments through Overseas Special Purpose Vehicles. If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, our Hong Kong subsidiary may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our Hong Kong subsidiary. Moreover, failure to comply with SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in us, nor can we compel our shareholders to comply with the requirements of SAFE Circular 37. As a result, we cannot assure you that all of our shareholders who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37. Failure by such shareholders to comply with SAFE Circular 37, or failure by us to amend the foreign exchange registrations of its Hong Kong subsidiary, if applicable, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our Hong Kong subsidiary’s ability to make distributions or pay dividends to us or affect o our ownership structure, which could adversely affect our business and prospects. For a detailed description of the potential government regulations facing the Company and the offering associated with our operations in Hong Kong, please refer to “Regulations –PRC Regulations Relating to Foreign Exchange.”

The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business.

On May 28, 2020, the National People’s Congress of the People’s Republic of China approved a proposal to impose a new national security law for Hong Kong and authorized the Standing Committee of the National People’s Congress to proceed to work out details of the legislation to be implemented in Hong Kong (the “Decision”). The Decision states that the new law will target secession, subversion of state power, terrorism activities and foreign interference. The stated objective of the Decision is to protect the national security of China as a whole (including Hong Kong and Macau) and is not intended to have a direct commercial bearing on commercial and economic activities. The government believes the new law may bring about more stability to Hong Kong, which in turn may lay the foundation for commercial and economic activities to flourish. On June 30, 2020, China’s National People’s Congress Standing Committee passed the national security law for the Hong Kong Special Administrative Region (HKSAR). Hong Kong’s Chief Executive promulgated it in Hong Kong later the same day. Among other things, it criminalizes separatism, subversion, terrorism and foreign interference in Hong Kong. We cannot rule out the possibility that the Decision and the implementation of the national security law may trigger sanctions or other forms of penalties by foreign governments, which may cause economic and other hardship for Hong Kong, including companies like us that do business in Hong Kong. It is difficult for us to predict the impact, in any, the implementation of the national security law will have on our business, as such impact will depend on future developments, which are highly uncertain and cannot be predicted.

Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares.

We are a holding company incorporated in the Cayman Islands with our operating subsidiary located in Hong Kong. Accordingly, most of our cash is maintained in Hong Kong Dollars. We rely on dividends from our Hong Kong subsidiary for our cash and financing requirements, such as the funds necessary to service any debt we may incur. There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. There are currently no restrictions of transferring funds between our Cayman holding company and our operating subsidiary in Hong Kong or limitations on the ability of our Hong Kong subsidiary to issue dividends or other distributions to its overseas stockholders. However, we cannot assure you that the oversight of the PRC government will not be extended to companies operating in Hong Kong like our Hong Kong operating subsidiaries. There is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our stockholders and could result in a material adverse change to our business operations, our prospects, financial condition, and results of operations, and could cause our Ordinary Shares to significantly decline in value or become worthless.

Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by us, may follow the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, or 2012 SAFE notices, promulgated by the SAFE in 2012. Pursuant to the 2012 SAFE notices, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations. It is unclear if these regulations will be expanded to include Hong Kong residents or citizens. Failure to complete the SAFE registrations may subject them to fines, and legal sanctions and may also limit our ability to contribute additional capital into our Hong Kong subsidiary and limit our Hong Kong subsidiary’s ability to distribute dividends to us if Hong Kong residents or citizens are covered under these PRC regulations. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

The SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. It is unclear whether these regulations will be expanded in the future to cover our employees in Hong Kong. Our Hong Kong subsidiary may become obligated to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in Hong Kong and China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around the effects of US-China governmental policies and political climate, financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions, and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely negatively affected and your investment in our Ordinary Shares could be rendered worthless.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current operations are conducted in Hong Kong. Moreover, all our current directors and officers are nationals or residents of Hong Kong. All or a substantial portion of the assets of these persons are located outside the United States and in the Hong Kong. As a result, it may not be possible to effect service of process within the United States or elsewhere outside Hong Kong upon these persons. In addition, uncertainty exists as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Related to This Offering and the Ordinary Shares

Our failure to raise sufficient capital in this offering may cause our shareholders to lose their entire investment in us.

If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we are able to secure needed capital to support our day-to-day. If we do not have sufficient capital to support our day-to-day operations, our shareholders may lose their entire investment in us.

There is no current trading market for our Ordinary Shares and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our Ordinary Shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC Pink after this registration statement is declared effective by the SEC. If for any reason we are not able to obtain eligibility for proprietary quotations and our Ordinary Shares will not be admitted to quote on OTC Pink, or if a public trading market does not otherwise develop, the investors may not be able or will have a significant difficulty selling their Ordinary Shares should they desire to do so. As of the date of this prospectus, we do not have any market maker that expressed an interest to market for our securities. If no market is ever developed for our Ordinary Shares, it will be difficult for you to sell our securities. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

Even If our Ordinary Shares become eligible for quotations on OTC Pink, the investors may have difficulty buying and selling or obtaining market quotations, market visibility for our Ordinary Shares that are quoted on OTC Pink. Trading in stocks quoted on the OTC Pink often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time-to-time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Ordinary Shares. Moreover, OTC Pink is not a securities exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or any other national stock exchange. Accordingly, stockholders may have difficulty reselling our Ordinary Shares.

The trading price of our Ordinary Shares may be volatile which could result in substantial losses to you.

In addition, the trading price of our Ordinary Shares may be volatile and could fluctuate widely in response to factors beyond our control, including general market conditions of the securities markets in the United States and elsewhere in the world. These broad market and industry factors may significantly affect the market price and volatility of our Ordinary Shares, regardless of our actual operating performance, and may result in losses on your investment in our Ordinary Shares.

“Penny Stock” rules may make buying or selling our Ordinary Shares difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in Ordinary Shares will be subject to material limitations as a consequence of regulations that limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51-1 under the Exchange Act, our Ordinary Shares is a “penny stock” because it (i) is not listed on any national securities exchange (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our Ordinary Shares more difficult compared to selling securities that are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience, and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Ordinary Shares will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our Ordinary Shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our shares.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Ordinary Shares, which may limit your ability to buy and sell our shares and have an adverse effect on the market for our shares.

Because our Ordinary Shares is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our Ordinary Shares, making the market for our Ordinary Shares less liquid and negatively affecting the price of our Ordinary Shares. We will be subject to certain provisions of the Exchange Act, commonly referred to as the “penny stock” rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our Ordinary Shares is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

●	Deliver to the customer, and obtain a written receipt for, a disclosure document;

●	Disclose certain price information about the stock;

●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

●	Send monthly statements to customers with market and price information about the penny stock; and

●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with the information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our Ordinary Shares. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We are an “emerging growth company” under the JOBS Act of 2012 and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our Ordinary Shares may be less attractive to investors.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our Ordinary Shares price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to use the extended transition period under the JOBS Act and plans to delay the adoption of the following new or revised accounting standards until the private company adoption dates. Accordingly, its financial statements may not be comparable to financial statements of public companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” until the earlier of (i) the last day of the year following the fifth anniversary of the date of the completion of our initial public offering, (ii) the last day of the year in which we have total annual gross revenue of at least $1.07 billion, (iii) the last day of the year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Even after we no longer qualify as an “emerging growth company,” we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and reduced disclosure obligations regarding executive compensation in the 10-K report and the periodic reports and proxy statements.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our Ordinary Shares.

FINRA has adopted rules that require that in recommending an investment to a client, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that client. Prior to recommending speculative low-priced securities to their non-institutional clients, broker-dealers must make reasonable efforts to obtain information about the client’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some clients. FINRA requirements make it more difficult for broker-dealers to recommend that their clients buy our Ordinary Shares, which may have the effect of reducing the level of trading activity in our Ordinary Shares. As a result, fewer broker-dealers may be willing to make a market in our Ordinary Shares, reducing a shareholder’s ability to resell shares of our Ordinary Shares.

We have security laws exposure.

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Ordinary Shares to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

Because we do not intend to pay any cash dividends on our Ordinary Shares, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. Shareholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this Registration Statement before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

We may, in the future, issue additional shares of Ordinary Shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Association authorize the issuance of 500,000,000 shares of Ordinary Shares. As of the date of this prospectus, we had 21,500,000 shares of Ordinary Shares outstanding. The future issuance of Ordinary Shares may result in substantial dilution in the percentage of our Ordinary Shares held by our then existing shareholders. We may value any Ordinary Shares issued in the future on an arbitrary basis. The issuance of Ordinary Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Ordinary Shares.

Our principal executive offices are located in Hong King and our officers and directors are also located outside of the United States. This could make the enforcement and/or service of process of a shareholder claim or judgment difficult.

U.S. shareholders may face difficulties in effecting service of process against us and our officers and directors. We are an exempted company incorporated in Cayman Islands; all of our current operations are conducted in Hong Kong, and substantially all of our assets. are located outside of the United States. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for U.S. shareholders to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against us or any of our officers or directors, and they still may be fruitless.

You will experience immediate and substantial dilution in the net tangible book value of the shares of our Ordinary Shares purchased.

The offering price of our shares of our Ordinary Shares is substantially higher than the net tangible book value per share of our Ordinary Shares. Consequently, when you purchase the shares of our Ordinary Shares in the offering and upon completion of the offering, you will incur an immediate dilution of approximately $0.4776 per share if we receive 100% funding of this offering, and approximately $0.4941 per share if we complete 25% funding of this offering, based on an assumed offering price of $0.50 per share. In addition, you may experience further dilution to the extent that additional shares of our Ordinary Shares are issued upon exercise of outstanding warrants or options we may grant from time to time.

Our officers and directors have broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and general corporate operating purposes. Our officers and directors will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

Our officers and directors currently hold and will continue to hold a sufficient total outstanding voting power of our outstanding Ordinary Shares that will enable them to control the outcome of matters over our business, including significant corporate actions submitted to shareholders for approval, such as mergers, consolidations, election of directors, and take actions that are not in the best interest of us or our other shareholders, including investors purchasing Ordinary Shares in this offering.

Upon the completion of this offering, our directors and officers will collectively own an aggregate of over 50% of the total voting power of our outstanding Ordinary Shares, As a result, they have substantial influence over our business, including significant corporate actions and can control the outcome of matters over our business, including significant corporate actions submitted to shareholders for approval, such as mergers, consolidations, election of directors, and take actions that are not in the best interest of us or our other shareholders, including investors purchasing the Ordinary Shares in this offering.

This concentration of ownership by our officers and directors may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands and our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the Cayman Companies Act and common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, while provisions do exist in Cayman Islands law for derivative actions to be brought in certain circumstances, shareholders of Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

Shareholders of exempted companies incorporated in Cayman Islands like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

There is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

●	is given by a foreign court of competent jurisdiction;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	is not in respect of taxes, a fine or a penalty;

●	was not obtained by fraud; and

●	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

We are selling shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

The Ordinary Shares being offered on our behalf by our shareholders, officers and directors. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that we are capable of selling all, or any, of our Ordinary Shares offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our current expectations and views of future events, which are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by these statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The forward-looking statements included in this prospectus relate to, among other things:

●	our goals and strategies;

●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with customers and business partners;

●	the trends in, expected growth in and market size of the art and collectible industry;

●	our ability to maintain and enhance our market position;

●	our ability to continue to develop new technologies and/or upgrade our existing technologies;

●	developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations, in particular in the digital wallet industry;

●	relevant governmental policies and regulations relating to our businesses and industry;

●	competitive environment, competitive landscape and potential competitor behavior in our industry and the overall outlook in our industry;

●	our ability to generate cash flow and profitability and continue as a going concern;

●	our ability to attract, train and retain executives and other employees;

●	the development of the global financial and capital markets;

●	fluctuations in inflation, interest rates and exchange rates;

●	general business, political, social and economic conditions in Hong Kong, China and the overseas markets we have business;

●	the length and severity of the recent COVID-19 outbreak and its impact on our business and industry; and

●	assumptions underlying or related to any of the foregoing.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations and our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains information derived from government and private publications. These publications include forward-looking statements, which are subject to risks, uncertainties and assumptions. Although we believe the data and information to be reliable, we have not independently verified the accuracy or completeness of the data and information contained in these publications. Statistical data in these publications also include projections based on a number of assumptions. The digital wallet industry may not grow at the rate projected by market data, or at all. Failure of these markets to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the rapidly evolving nature of the industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. See “Risk Factors— Risks Related to This Offering and the Shares.” Therefore, you should not place undue reliance on these statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements in this prospectus are made based on events and information as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may materially differ from what we expect.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The fixed offering price per share is $0.50. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $500,000 as anticipated.

	100%	75%	50%	25%
Maximum offer–- number of shares	1,000,000	1,000,000	1,000,000	1,000,000
% sold	100%	75%	50%	25%
Number of shares sold	1,000,000	750,000	500,000	250,000

Offer price per share in USD	$0.50	$0.50	$0.50	$0.50
Gross proceed from this offering	$500,000	$375,000	$250,000	$125,000

Funding of Day to Day Operations	$42,000	$27,800	$27,800	$0
Marketing and Promotional Activities	87,000	38,200	10,000	0
Hiring Staff and Paying Salaries	118,500	118,500	22,000	0
Business Development Costs	63,500	1,500	1,200	0
Corporate entity maintenance	8,000	8,000	8,000	8,000
SEC reporting related expenses	181,000	181,000	181,000	117,000
TOTAL	$500,000	$375,000	$250,000	$125,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should we decide at a later date it would be in our best interests.

We estimate the costs of this offering at about $98,560. All expenses incurred in this offering are being paid for by us. We will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering. This, however, does not forgo us from using offering proceeds to cover such costs in the event of insufficient funding elsewhere.

Penny Stock Regulations

You should note that our Ordinary Shares is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Shares.

DIVIDEND POLICY

We have never declared or paid any dividends on our Ordinary Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our director has sole discretion whether to pay dividends.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by special resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

The Cayman Islands Companies Act (the “Companies Act”) imposes restrictions on our ability to declare and pay dividends. See “Description of Share Capital – Dividends” and Articles of Association for additional information. Payment of dividends may be subject to China withholding taxes. See “Risk Factors—Risks Related to Doing Business in Hong Kong and China” and “Regulations” for additional information. Please see the section entitled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

DILUTION

The price of the current offering is fixed at $0.50 per share. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders. The following tables compare the differences of your investment in our shares with the investment of our existing shareholders.

The following table illustrates the dilution to the purchasers of the shares of our Ordinary Shares in this offering.

Dilution Table

As of the date of this Registration Statement, we have 21,500,000 shares of issued and outstanding Ordinary Shares. 3,300,000 shares of these shares were issued to our founding shareholders at $0.00001 per share for a total consideration of $33. 18,200,000 shares were issued to one of our founding shareholders, and a group of private investors at $ 0.007 per share for a total consideration of $127,400.

The price of the current offering is fixed at $0.50 per share. This price is significantly higher than the price paid by our founding shareholders and a group of private investors for our Ordinary Shares since the Company’s incorporation.

Assuming completion of the offering, there will be up to 22,500,000 shares of Ordinary Shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on shareholders’ equity of $102,738 as of September 30, 2022, and the estimate costs of this offering at about $118,560.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.50	$0.50	$0.50	$0.50
Offering shares at different percentage	1,000,000	750,000	500,000	250,000
Total Gross Proceeds	$500,000	$375,000	$250,000	$125,000
Total Shares outstanding Prior to the Offering	21,500,000	21,500,000	21,500,000	21,500,000
Net Tangible Book value prior to the offering(1)	$4,178	$4,178	$4,178	$4,178
Net Tangible Book value per share prior to the offering	$0.00019	$0.00019	$0.00019	$0.00019
Proforma outstanding Shares after offering	22,500,000	22,250,000	22,000,000	21,750,000
Offering Expense(2)	$0	$0	$0	$0
Proceed from the offering (net of expenses)	$500,000	$375,000	$250,000	$125,000
Proforma Net Tangible book value after offering	$504,178	$379,178	$254,178	$129,178
Increase in book value	$500,000	$375,000	$250,000	$125,000
Proforma Net tangible book value per share after offering	$0.02241	$0.01704	$0.01155	$0.00594
Increase in book value per share	$0.02221	$0.01685	$0.01136	$0.00574
Initial public offering price	$0.50000	$0.50000	$0.50000	$0.50000
Proforma per share after offering	$0.02241	$0.01704	$0.01155	$0.00594
Dilution per share to new investors	$0.477592	$0.482958	$0.488446	$0.494061
Dilution to new investors (%)	96%	97%	98%	99%

(1)	The amount shown under “Net Tangible Book value prior to the offering” is after the deduction of the estimate costs of this offering at about $98,560.
(2)	We estimate the costs of this offering at about $98,560. All expenses incurred in this offering are being paid for by us. We will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering. This, however, does not forgo us from using offering proceeds to cover such costs in the event of insufficient funding elsewhere.

OUR HISTORY AND CORPORATE STRUCTURE

The Company is an exempted company incorporated under the laws of the Cayman Islands on August 18, 2022. The Company is the 100% owner of the Company’s Hong Kong operating subsidiary, Protopia HK., a limited company that was organized under the laws of Hong Kong on August 26, 2022.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those set forth under the Section entitled “Risk Factors”, and other documents we file with the Securities and Exchange Commission. Historical results are not necessarily indicative of future results.

Results of operations for the period from August 18, 2022, date of incorporation, to September 30, 2022

Revenues

For the period from the Company’s date of incorporation, August 18, 2022, to September 30, 2022, the Company did not have any revenue income.

Cost of Revenue and Gross Profit

For the period from the Company’s date of incorporation, August 18, 2022, to September 30, 2022, the Company did not have any cost of revenues and gross profit.

Net Loss

From the Company’s date of incorporation, August 18, 2022, to the period end of September 30, 2022, the Company incurred a net loss of $24,674, which was primarily resulted from the incorporation costs of the Company and its wholly-owned subsidiary, Protopia International Company Limited, in the total amount of $4,700, and the audit fee of $20,000.

Liquidity and Capital Resources

As of September 30, 2022, we had $93,992 of cash out of which $79,835 will be used to pay the unpaid amount of the estimate costs of this offering, and unpaid portion of the audit fees. We depend substantially on financing activities to provide us with the liquidity and capital resources, we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. From the Company’s date of incorporation, August 18, 2022, to the period end of September 30, 2022, we have met these requirements primarily through sales of our Ordinary Shares.

Cash Used in Operating Activities

From the Company’s date of incorporation, August 18, 2022, to the period end of September 30, 2022, net cash used in operating activities was $4,695, which was mainly the net result of an incoming cash of $10,000 of advance payment by a client who has engaged for our professional services, an outgoing cash of incorporation costs of $4,700 and a cash payment of $10,000 as a partial payment of audit fees.

Cash Flows from Investing Activities

During the period ended September 30, 2022, the Company did not have any investing activities.

Cash Provided from Financing Activities

From the Company’s date of incorporation, August 18, 2022, to the period ended September 30, 2022, net cash provided by financing activities was $98,708 which was the net result of the funds received by the Company from the sale of its Ordinary Shares in the amount of $127,433, and payments on offering costs in the amount of $28,725.

On August 18, 2022, the Company issued One Ordinary Share, at par value, $0.00001 per share, to an incorporator, which was immediately transferred to our director and CEO, Sin Yi CHENG. On the same day, Sin Yi CHENG purchased additional 99,999 Ordinary Shares for the total purchase price of $1.

On August 20, 2022, the Company sold 3,200,000 Ordinary Shares to additional founders at $0.00001 per share for the total purchase price of $32.

On August 23, 2022, the Company sold 18,150,000 Ordinary Shares to Sin Yi CHENG, and 4 private investors at the purchase price of $0.007 per share, or the total purchase price of $127,050.

On September 19, 2022, the Company sold 50,000 Ordinary Shares to 50 private investors, at $0.007 per share or the total purchase price of $350, which the Company used for its working capital.

Results of operations for the three months ended December 31, 2023

Revenues

For the three months ended December 31, 2022, the Company did not have any revenue income.

Cost of Revenue and Gross Profit

For the three months ended December 31, 2022, the Company did not have any cost of revenues and gross profit.

Net Loss

For the three months ended December 31, 2022, the Company had a net loss of $873, which primarily comprised of $610 of secretarial service fee, $196 of stock transfer agent fee and other expenses of $67.

Liquidity and Capital Resources

As of December 31, 2022, we had $73,912 of cash out of which $63,835 will be used to pay the unpaid amount of the estimate costs of this offering, and unpaid portion of the audit fees. We depend substantially on financing activities to provide us with the liquidity and capital resources, we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. From the Company’s date of incorporation, August 18, 2022, to the period end of December 31, 2022, we have met these requirements primarily through sales of our Ordinary Shares.

Cash Used in Operating Activities

For the three months ended December 31, 2022, net cash used in operating activities was $806, which was the result of payment of $610 of secretarial service fee and $196 of stock transfer agent fee.

Cash Flows from Investing Activities

For the three months ended December 31, 2022, the Company did not have any investing activities.

Cash Provided from Financing Activities

For the three months ended December 31, 2022, net cash used in financing activities was $19,249, which was a result of payment of offering costs of $14,249, and a deposit to a law firm for legal advice services of $5,000.

Plan of Operations

Over the course of the 12 months following this offering we plan to spend a substantial portion of our effort in the promotion of our services to potential clients. We intend to utilize the business network of shareholders, officers, directors and employees to identify potential opportunities.

Our Board of Directors has adopted a policy to pay a referral fee to our shareholders, officers, directors, and employees in the event that we have successfully completed an assignment as either a Joint Project Manager or a Sole Project Manager as a result of receiving a referral from any of these parties. The amount of the referral fee payable by us to any of these parties is determined on a negotiated basis and is in line with that payable to independent consultants, which has a maximum of 15% on our project management fee including both the cash component and stock compensation, if any. If we receive a direct referral from an independent consultant, we either serve the client together as Joint Project Managers, if responsibilities are shared between us, or we act as the Sole Project Manager, if the referring consultant is not involved in the provision of services. The referral fee for each individual project is determined by negotiation and is only payable after the referred assignment is successfully completed. Our directors review these charges periodically and adjust them to enhance our competitiveness under prevailing market conditions. The payment of successful-basis referral fees to our shareholders, officers, directors and employees is designed to serve as an incentive for them to develop our business with a collective effort.

Our estimated costs for the next 12 months are set out in “USE OF PROCEEDS” in this registration statement. If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we are able to secure needed capital to support our day-to-day operations. If we do not have sufficient capital to support our day-to-day operations, our shareholders may lose their entire investment in us.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

As discussed in the notes to financial statements included in this Registration Statement, as of December 31, 2022, the Company had $73,912 of cash out of which $63,835 will be used to pay the unpaid amount of the estimate costs of the Company’s self-underwritten initial public offering, and the unpaid portion of the audit fees. If the Company fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. The Company cannot give assurance that it will be able to secure the necessary capital when needed. Consequently, the Company raises substantial doubt that it will be able to continue operations as a going concern. The Company’s ability to continue as a going concern is dependent upon its generating cash flow sufficient to fund operations and reducing operating expenses. The Company’s business plans may not be successful in addressing the cash flow issues. If the Company cannot continue as a going concern, its shareholders may lose their entire investment in the Company.

The unaudited condensed consolidated financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

COVID-19 Update

To date, the COVID-19 pandemic has not had a material impact on the Company, particularly due to our current lack of operations. The pandemic may, however, have an impact on our ability to evaluate and acquire an operating entity through a reverse merger or otherwise.

BUSINESS

Introduction

We were incorporated in the Cayman Islands on August 18, 2022 as an exempted company with limited liability, under the name Protopia Global Holdings Inc. We conduct our operations in Hong Kong primarily through our operating subsidiary in Hong Kong.

Current Corporate Structure

The Company owns 100% of one wholly owned subsidiary named Protopia International Company Limited, a company incorporated in Hong Kong on August 26, 2022.

As of the date of this filing, the corporate structure is as follows:

Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2020 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

Business Development

We have not generated any revenues and have accumulated losses in the amount of $24,674 for the period from our date of incorporation to September 30, 2022. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Since the date of incorporation to September 30, 2022, our efforts had been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company and obtaining start-up capital;

2.	Developing our services;

3.	Identifying possible alliances in the marketplace; and

4.	Actively securing clients to use our services.

On August 27, 2022, our Hong Kong subsidiary, Protopia International Company Limited entered into a Professional Service Agreement with Bosung Meditech Co. Ltd., a South Korea company (“Bosung”) to prepare a form of the Registration Statement on Form S-1 for review and preparation of such Registration Statement by a qualified U.S. lawyer engaged by Bosung in connection with a possible self-underwritten initial public offering (the “Service Agreement”). The Service Agreement has a term of 180 days commencing on August 27, 2022. Pursuant to the Agreement, we have to deliver a form of such Registration Statement within 60 days from August 27, 2022 or by October 27, 2022 in consideration for $10,000 payable to us at the earlier of (1) the Registration Statement on Form S-1 being declared effective by the United States Securities and Exchange Commission, or (2) the termination of the service agreement. On September 26, 2022, Bosung made a good faith advance payment of $10,000 to us. On October 13, 2022, the Company delivered a form of the Registration Statement to Bosung, in accordance with the terms of the Service Agreement.

Business of the Company

Principal Services and Principal Markets

We assist small- and medium-sized non-U.S. companies in accessing international capital markets through listings on nationally recognized stock exchanges such as the Nasdaq Global Market, the Nasdaq Capital Market, NYSE American or the OTC Markets Group (OTCQX, OTCQB and Pink). We are offering our services to clients with operations in Hong Kong presently, and we intend to expand the distribution of our services into China as opportunities permit. We facilitate this goal by acting as a project manager to provide consulting, liaison and coordination services to non-U.S. companies. In addition, after our clients become publicly traded companies, we will provide them with continuing consulting services related to maintaining compliance with the requirements of pertinent jurisdictions and regulatory agencies. Such consulting, liaison and coordination services that we intend to provide include or address, without exclusivity, the following:

1.	Organizing and incorporating client companies outside of the United States;

2.	Development and preparation of business and operational plans;

3.	Providing forms of legal documents for further review and preparation by licensed attorneys engaged by a client;

4.	Establishing accounting control systems;

5.	Referring clients to independent accounting firms;

6.	Referring clients to independent third-party legal and other professional services firms;

7.	Acting as the intermediary for the flow of information and documentation between clients and professional services firms; and

8.	Other general advisory services, as required or requested by clients.

When our clients engage us to provide our advisory services in connection with the process of the initial listing of their securities in the U.S., we provide our business advice related to the initial eligibility requirements and evaluate such client’s proposed business plan and discuss proposed recommendations to that business plan.

We do not have pre-arranged agreements with any independent third-party accounting, legal or other professional services firms for the provision of services to our clients. We may provide a list of such professionals to our client for their selection and determination which professionals they want to engage.

Terms of Professional Agreements for Our Services.

Our typical professional agreement with clients includes the following material terms:

1.	Description and Scope of the professional services to be performed by the Company, which typically include:

i.	assistance with incorporation of a new entity under the laws of Cayman Islands and a company that will become its wholly-owned subsidiary under the laws of the Hong Kong Special Administrative Region,

ii.	development and preparation of business and operational plans, and may include

iii.	preparation of legal forms and other advisory services, as well as

iv.	referral of clients to independent third-party legal and other professional services firms and

v.	acting as the liaison for the flow of information and documentation between clients and professional services firms, as to be determined by the clients.

All professional agreements contain a language that the Company is not providing legal advice to the clients.

2.	Project timeline and payment terms:

i.	45% of the project management fee is payable upon signing of this Agreement;

ii.	45% of the project management fee is payable when the services described in the professional agreement are substantially performed by the Company; and

iii.	The remaining 10% of the project management fee is payable upon completion of the project

3.	Terms and Termination of the Agreement. Typically a professional agreement terminates automatically on the 360th day from the date first written on this Agreement. An agreement could be terminated earlier by executing a termination agreement. agreement ment believes that non-U.S. companies seek listing on stock exchanges based in the United States because of the following factors:

1.	Access to international capital markets – Listing of the issuer’s securities in the United States provides non-U.S. companies with added liquidity compared with local non-U.S. stock exchanges. This, in turn, increases marketability of their products and services, as well as increases the potential to access a greater range of capital financing, if necessary, than if the companies were to be listed on a local exchange.

2.	Access to new markets for products and services – Being listed in the U.S. offers brand recognition in the U.S.; therefore, U.S. companies may prefer to conduct business with U.S. listed foreign companies rather than privately-held or foreign exchange listed companies.

3.	Costs of listing – Listing on a non-U.S. stock exchange, in a country such as China or Hong Kong, costs comparatively more in professional fees than on OTC Markets Group (OTCQX, OTCQB and Pink). In addition, such non-U.S. stock exchanges typically have listing requirements that small, development-stage companies cannot meet.

Our management believes that we operate in the corporate advisory services sector within the consulting industry in East Asia. The market for our services consists mainly of non-U.S. companies desirous of gaining access to international capital markets, specifically in the United States.

Our management believes that we currently do not meet the definition of an investment company. Section 3 of the Investment Company Act of 1940 (the “Investment Company Act”) defines an investment company as an issuer which (a) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities, (b) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding, or (c) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 percent of the value of such issuer’s total assets (excluding of Government securities and cash items) on an unconsolidated basis. We are in the business of managing the listing of non-U.S. companies. The Ordinary Shares of client companies we receive/purchase in our listing assignments are incidental to our main business and are sold to the public after a minimum holding period of 12 months. We do not plan to hold investment securities which exceed 40 percent of the value of our total assets. However, if we were to inadvertently meet the Investment Company Act requirements in the future, and have no viable exemption, we would register as an investment company.

Distribution Methods of Our Services

We are providing our services to companies based in Hong Kong presently. Our marketing strategy is to foster strategic alliances with management’s prior business associates, legal and accounting firms and other professional service firms, through which we expect to garner referrals and gain brand exposure at no cost. We have approached some of these persons and entities with regard to generating referrals, although we cannot guarantee you that we will be successful in doing so.

If we receive a direct referral from an independent consultant, we either serve the client together as joint project managers if responsibilities are shared between us, or we act as the sole project manager if the referring consultant is not involved in the provision of services. Under the joint project management scenario, no referral fee is paid to the referring consultant. Instead, we share the joint project management fee with this consultant on the basis that 60% of the cash component of the standard joint project management fee, and a negotiated amount of any stock compensation, are attributable to us. In the event that the cash compensation is more than our standard amount, sharing of the excess amount will be on a negotiated basis. Under the sole project management scenario, we only pay a referral fee to the referring consultant. The maximum amount of referral fee is 15% on our sole project management fee. The referral fee for each individual project is determined by negotiation and is only payable after the referred assignment is successfully completed. The current cash component of our standard joint project management fee is $150,000. Our current sole project management fee is $90,000 to $150,000, depending on negotiation, plus negotiated amount of stock compensation. Our directors review these charges periodically and adjust them to enhance our competitiveness under prevailing market conditions.

We intend to pay a referral fee to our shareholders, officers, directors, and employees in the event that we have successfully completed an assignment as either a joint project manager or a sole project manager as a result of receiving a referral from any of these parties The amount of referral fee payable by us to any of these parties is determined on a negotiated basis and is in line with that payable to independent consultants, which has a maximum of 15% on our project management fee.

We have adopted a policy not to pay referral fees to accounting firms and legal firms if the referring firms are also engaged to provide any kind of services to the referred clients on a continuing basis. Referral fees, which are in line with those payable to independent consultants, will be paid to these professional firms only if these payments are permissible under applicable laws and regulations, and professional ethics. Since incorporation, we have not received referrals from any accounting firms or legal firms.

We have not established a specific length of operating history or a specified level of earnings, assets, net worth, or other criteria, which we require a potential client to have achieved, or without which, we would not consider the provision of services to such potential client. Accordingly, we may provide services to a potential client having losses, no significant operating history, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. We may, however, consider other factors, including (but not limited to) the potential client’s long-term growth possibilities, as well as its strategic position relative to other companies in its location and industry, in deciding to enter into a business relationship with a potential client. Notwithstanding the absence of established criteria with respect to its selection of clients, we prefer to recruit clients with operating histories with long-term growth potential, and/or with business relationship with U.S. companies.

Competitive Business Conditions and the Issuer’s Competitive Position

We have not obtained market research conducted by independent and qualified professionals to ascertain the demand for the type of services we intend to provide. We also have no access to information as to the number of professional firms providing services similar to those rendered by us. Our officers and directors, however, are aware that all major U.S. investment banks have established offices in Hong Kong. These offices offer companies in Hong Kong and China a full range of investment banking services, including initial public offerings in the U.S. Our officers and directors are also aware of several small and medium size U.S. investment banks, as well as local consultants in Hong Kong and China, providing U.S. public listing services.

Our management believes that investment banking firms offer services to assist companies enter the capital markets by way of attaining listings on stock exchanges. Investment banks provide consulting and advisory services to assist companies become reporting and publicly traded. It is in this manner that we believe will be competing with investment banks. Although raising or finding capital for companies is one service of the many that the investment banks provide, we have no intention of offering this service. As and when our clients intend to raise capital, we will refer them to sources which are licensed to find capital in the jurisdiction where the capital is to be raised. A referral fee will be chargeable to these sources on a successful basis. Under all circumstances, we will not participate in the decision-making process of our clients in securing capital. We, however, will assist our clients to assemble company information for presentation purposes, and to act as a coordinator for information flow amongst all parties involved in a fund-raising exercise. For services provided, we will charge our clients project management fees at negotiated rates.

There are many consulting firms and financial services firms which have significantly greater financial and personnel resources and technical expertise than ours. Our competitors in some instances will be larger, more established companies, some of which may possess substantially greater financial, marketing and operational resources than we do. In view of our limited financial and human resources, we have significant competitive disadvantages compared to our competitors.

Employees

As of December 31, 2022, we did not have any employees.

Intellectual Property

The Company does not own or license any intellectual property.

Properties, Plants and Equipment

The Company currently does not have any written agreement or any arrangements with respect to leasing or renting property for its office use. It also does not own any real property. The Company utilizes the office space and equipment of Flywheel Financial Strategy Ltd, a Hong Kong company. (“Flywheel”) at no cost with Flywheel’s permission. Ka Ki WONG, the Company’s director is also a director of Flywheel. As such, Flywheel Financial Strategy Ltd is free to discontinue providing the office space gratuitously at any time and without notice. Until that occurs, the Company believes that its office space and equipment of its business associates will be sufficient for operations. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Share Incentive Plan

The Company does not currently have any share incentive plan.

REGULATIONS

Hong Kong Regulations

Hong Kong Laws and Regulations relating to Business Registration

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (“BRO”)

The BRO requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

Hong Kong Laws and Regulations relating to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”)

Pursuant to the EO, which came into full effect in Hong Kong on September 27, 1968, all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”)

Pursuant to the MPFSO, which came into full effect in Hong Kong on December 1, 2000, every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer who is employing a relevant employee must, for each contribution period, from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”)

Pursuant to the ECO, which came into full effect in Hong Kong on December 1, 1953, all employers are required to take out insurance policies to cover their liabilities under the ECO and at common law for injuries at work in respect of all of their employees. An employer failing to do so may be liable to a fine and imprisonment.

Hong Kong Laws and Regulations relating to Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (“IRO”)

Under the IRO, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital gains and profit tax

The IRO provides, among other things, that profits tax shall be charged on every person carrying on a trade, profession or business in Hong Kong in respect of his or her assessable profits arising in or derived from Hong Kong at the standard rate, which stood at 8.25% on assessable profits up to$2,000,000 and 16.5% on any part of assessable profits over $2,000,000 for corporate taxpayers as of the date of this prospectus. The IRO also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations of capital assets.

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Hong Kong Laws and Regulations relating to Protection of Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”)

The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 – purpose and manner of collection of personal data;

●	Principle 2 – accuracy and duration of retention of personal data;

●	Principle 3 – use of personal data;

●	Principle 4 – security of personal data;

●	Principle 5 – information to be generally available; and

●	Principle 6 – access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user whocontravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data indirect marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

PRC Regulations

Our PRC counsel, Guangdong Wesley Law Firm, has advised that, as of the date of this prospectus, the Company and its Hong Kong subsidiary, (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our operations. If PRC authorities reinterpret PRC laws to apply to Hong Kong companies, we may become subject to the laws and regulations of China governing businesses in general, including labor, occupational safety and health, contracts, tort and intellectual property.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares.

We also expect to become subject to PRC laws if we expand operations into or develop a physical presence in China. We may also become subject to foreign exchange regulations which might limit our ability to convert foreign currency into Renminbi or Hong Kong Dollars, acquire any other PRC companies, establish Variable Interest Entities in the PRC, or make dividend payments from any future Wholly Owned Foreign Enterprises to us.

PRC Regulations on Tax

Enterprise Income Tax

The Enterprise Income Tax Law of the People’s Republic of China (the “EIT Law”) was promulgated by the Standing Committee of the National People’s Congress on March 16, 2018, and was most recently amended and effective on December 29, 2018. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and was most recently amended and effective on April 23, 2019. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty (the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.

In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In February 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or SAT Circular 24, effective April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction,

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued a Notice Concerning Withholding Income Tax of Non-Resident Enterprise, or SAT Notice No. 37, which abolishes Circular 698 and certain provisions of Circular 7. SAT Notice No. 37 reduces the burden of the withholding obligator, such as revocation of contract filing requirements and tax liquidation procedures, strengthens the cooperation of tax authorities in different places, and clarifies the calculation of tax payable and mechanism of foreign exchange.

Value-added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, took effect on January 1, 1994, and were amended on November 5, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the MOF on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling services of transportation, postal, basic telecommunications, construction and lease of immovable, selling immovable, transferring land use rights, selling and importing other specified goods including fertilizers; 6% for taxpayers selling services or intangible assets.

According to the Notice on the Adjustment to the Value-added Tax Rates issued by the SAT and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 30, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively

Dividend Withholding Tax

The Enterprise Income Tax Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

PRC Laws and Regulations on Employment and Social Welfare

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on August 27, 2009 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. Our Hong Kong subsidiary currently does not comply with PRC laws and regulations, but complies with Hong Kong laws and regulations.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 and became effective on July 1, 2011, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. Our Hong Kong subsidiary has not deposited the social insurance fees in full for all the employees in compliance with the relevant regulations. We may be ordered by the social security premium collection agency to make or supplement contributions within a stipulated period, and shall be subject to a late payment fine computed from the due date at the rate of 0.05% per day; where payment is not made within the stipulated period, the relevant administrative authorities shall impose a fine ranging from one to three times the amount of the amount in arrears. Our Hong Kong subsidiary has not deposited the social insurance fees as required by relevant regulations.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. Our subsidiaries have not registered at the designated administrative centers nor opened bank accounts for depositing employees’ housing funds. They also have not deposited employees’ housing funds. Our subsidiaries may be ordered by the housing provident fund management center to complete the registration formalities, open bank accounts, make the payment and deposit within a prescribed time limit if they become subject to PRC laws. Failing to register or open bank accounts at the expiration of the time limit could result in fines of not less than 10,000 yuan nor more than 50,000 yuan. And an application may be made to a people’s court for compulsory enforcement if payment and deposit has not been made after the expiration of the time limit.

PRC Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange (the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996 and were last amended on August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade- and services-related foreign exchange transactions, by providing commercial documents evidencing such transactions.

Circular No. 37 and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014 and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments before it makes any capital contribution to a special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by the Circular No. 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB 300,000 on an institution or less than RMB 50,000 on an individual.

Circular 13 was issued by SAFE on February 13, 2015 and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests.

We cannot assure that our PRC beneficial shareholders have completed registrations in accordance with Circular 37.

Circular 19 and Circular 16

Circular 19 was promulgated by SAFE on March 30, 2015 and became effective on June 1, 2015. According to Circular 19, the foreign exchange capital in the capital account of foreign-invested enterprises, meaning the monetary contribution confirmed by the foreign exchange authorities or the monetary contribution registered for account entry through banks, shall be granted the benefits of Discretional Foreign Exchange Settlement (“Discretional Foreign Exchange Settlement”). With Discretional Foreign Exchange Settlement, foreign capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution have been confirmed by the local foreign exchange bureau, or for which book-entry registration of monetary contribution has been completed by the bank, can be settled at the bank based on the actual operational needs of the foreign-invested enterprise. The allowed Discretional Foreign Exchange Settlement percentage of the foreign capital of a foreign-invested enterprise has been temporarily set to be 100%. The Renminbi converted from the foreign capital will be kept in a designated account and if a foreign-invested enterprise needs to make any further payment from such account, it will still need to provide supporting documents and to complete the review process with its bank.

Furthermore, Circular 19 stipulates that foreign-invested enterprises shall make bona fide use of their capital for their own needs within their business scopes. The capital of a foreign-invested enterprise and the Renminbi it obtained from foreign exchange settlement shall not be used for the following purposes:

●	directly or indirectly used for expenses beyond its business scope or prohibited by relevant laws or regulations;

●	directly or indirectly used for investment in securities unless otherwise provided by relevant laws or regulations;

●	directly or indirectly used for entrusted loan in Renminbi (unless within its permitted scope of business), repayment of inter-company loans (including advances by a third party) or repayment of bank loans in Renminbi that have been sub-lent to a third party; or

●	directly or indirectly used for expenses related to the purchase of real estate that is not for self-use (except for foreign-invested real estate enterprises).

Circular 16 was issued by SAFE on June 9, 2016. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange capital items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis applicable to all enterprises registered in the PRC. Circular 16 reiterates the principle that an enterprise’s Renminbi capital converted from foreign currency-denominated capital may not be directly or indirectly used for purposes beyond its business scope or purposes prohibited by PRC laws or regulations, and such converted Renminbi capital shall not be provided as loans to non-affiliated entities.

PRC subsidiaries’ distributions to their offshore parents are required to comply with the requirements as described above.

PRC Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers.

PRC Regulation of Dividend Distributions

The principal laws, rules and regulations governing dividend distributions by foreign-invested enterprises in the PRC are the Company Law of the PRC, as amended, the Wholly Foreign-owned Enterprise Law and its implementation regulations, the Chinese-foreign Cooperative Joint Venture Law and its implementation regulations, and the Chinese-foreign Equity Joint Venture Law and its implementation regulations. Under these laws, rules and regulations, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. Both PRC domestic companies and wholly-foreign owned PRC enterprises are required to set aside a general reserve of at least 10% of their after-tax profit, until the cumulative amount of such reserve reaches 50% of their registered capital. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations Relating to Mergers and Acquisitions

On August 8, 2006, six PRC governmental and regulatory agencies, including the Ministry of Commerce (“MOFCOM”) and the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006 and was revised on June 22, 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also requires that an offshore SPV that is controlled directly or indirectly by the PRC companies or individuals and that has been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, shall obtain the approval of CSRC prior to overseas listing and trading of such SPV’s securities on an overseas stock exchange.

Regulations Relating to Overseas Listings

On December 24, 2021, the CSRC issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), of which the public comment period ended on January 23, 2022, The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which will become effective on March 31, 2023. On the same date of the issuance of the Rules Regarding Overseas Listing, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Rules Regarding Overseas Listing, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Rules Regarding Overseas Listing, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies. Under the Rules Regarding Overseas Listing and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Rules Regarding Overseas Listing within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Rules Regarding Overseas Listing. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Rules Regarding Overseas Listing but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our director and executive officer as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Sin Yi CHENG	37	President and Director

Ka Ki WONG	42	Chief Operating Officer, Chief Financial Officer and Director

The following is a brief biography of our executive officers and directors:

Sin Yi Cheng, President and Director,

Sin Yi Cheng was appointed as our director on August 18, 2022, and as our President on August 30, 2022. Ms. Cheng has accumulated over 15 years of experience in business management and finance. Ms. Cheng has served as Chief Financial Officer at Goldman Technology Holdings Limited since February 2018; she co-founded Road to Greatness Consultancy Company Ltd., a company engaged in career development trainings, in 2017; she was an Executive Officer of Cherry Body Fashions Manufacturing Limited, handling all operational matters and external affairs from December 2012 to October 2017, and a wealth and financial planner at MassMutual Asia Ltd. from August 2008 to August 2012. Ms. Cheng obtained a degree of Bachelor of International Hotel & Tourism Management from the International Hotel Management Institute, Switzerland in December 2004 and a Master of Business Administration from Kurt Bosch University in Switzerland in July 2008.

Ms. Cheng’s business management and financial experience led to the conclusion that she should serve as one of our directors.

Ka Ki Wong, Chief Operating Officer, Chief Financial Officer and Director

Mr. Wong serves as our director, Chief Operating Officer and Chief Financial Officer since August 30, 2022. Mr. Wong has over 15 years of experience in corporate management, financial budgeting and risk management, analyzing and managing companies.

He has served as a director of Flywheel Financial Strategy Limited, a Hong Kong financial company, since 2020; he co-founded Keypoint Group Limited, an educational company in 2019, where he also served as a director until March 2020, managing e-marketing, management and production of events and developing technology, including VR technology, to be used in education environment; he was the chief data analyst officer at Road to Greatness Corporation, from April 2017 to May 2019; and prior to that, from 2007 to 2017, he was a data analyst manager at Wilson Parking Australia. Mr. Wong obtained his Bachelor of Computer Science and Technology in 2005 from University of Sydney, Australia.

Mr. Wang’s extensive experience in corporate management, financial budgeting and risk management led to the conclusion that he should serve as one of our directors.

Terms of Directors and Officers

The directors of the Company may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. The directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated, or (v) is removed from office by ordinary resolution, or pursuant to any other provisions of our articles of association

A director is not required to hold any shares in our company to qualify to serve as a director. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company is required to declare the nature of his interest at a meeting of our directors. A director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or transaction is considered. Our directors may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our articles of association.

Family Relationships

There are no family relationships among our directors or executive officers and the Company.

Legal Proceedings

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our current directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Business Conduct and Ethics

On November 22, 2022, we adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees.

Committees of the Board of Directors

The Company does not currently have, and does not currently intend to establish, any committees of the Board of Directors.

Duties of Directors

Under Cayman Islands law, our Board of Directors owe fiduciary duties to the Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise its powers only for a proper purpose. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling its duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. The Company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our director is breached.

The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers; and

●	exercising the borrowing powers of our company and mortgaging the property of our company.

Interested Transactions

A director may, subject to the memorandum and articles of association or the rules and regulations of OTC Markets, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our memorandum and articles of association, we may indemnify our directors and officers, among other persons (but not including our auditors), from and against all actions, proceedings, costs, charges, losses, damages, liabilities and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreement with our Executive Officer

We currently do not have any employment or consulting agreements with any executive officers or directors.

EXECUTIVE COMPENSATION

No executive compensation was paid during the period from the date of incorporation to the period ended September 30, 2022. Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our Shares by each executive officer and director, by each person known by us to beneficially own more than 5% of our Shares and by the executive officers and directors as a group. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our Shares.

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Shares. See “Description of Share Capital” and Articles of Association of the Company. None of our principal shareholders or our director and executive officers have different or special voting rights with respect to their Shares.

Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 21,500,000 Shares issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our Ordinary Shares.

Title of Class	Name of Beneficial Owner	Ordinary Shares Beneficially Owned Prior to this Offering	Percent of Class
Current Executive Officers And Directors Ordinary Shares	Sin Yi CHENG(1)	12,100,000	56.28%
	Ka Ki WONG(2)	2,200,000	10.23%

Officers and Director as a Group		14,300,000	66.51%

Other ≥ 5% Beneficial Owners	So Ha TSANG(3)	2,000,000	9.30%
	Tak Seng TAM(4)	1,800,000	8.37%
	Kai Shun KWONG(5)	1,200,000	5.58%
	Yiu Chung HO(6)	1,100,000	5.12%

(1)	The address of Sin Yi CHENG is 18 8 Wang Sin House, Cheung Wang Estate, Tsing Yi Central, New Territories, Hong Kong
(2)	The address of Ka Ki WONG is Room 3222, Shin Lai House, Tseung Kwan O, New Territories, Hong Kong
(3)	The address of So Ha TSANG is 19D, Block 7, Tsui Chuk Garden, Wong Tai Sin, Kowloon, Hong Kong
(4)	The address of Tak Seng TAM is Flat E, 25/F, Block 4, Tsing Yi Garden, Tsing Yi, New Territorries, Hong Kong
(5)	The address of Kai Shun KWONG is Room 2302, 23/F, Block L, Luk Yeung Sun Chuen, 22 Wai Tsuen Road, Tsuen Wan, New Territories, Hong Kong
(6)	The address of Yiu Chung HO is Flat 3D, Hua Fung Mansion, 7-9A Tin Heung Street, Kwun Tong, Kowloon, Hong Kong

As of the date of this prospectus, none of our outstanding Shares are held by record holders in the United States. We are not aware of any arrangement that may result in a change of control of the Company at a subsequent date.

RELATED PARTY TRANSACTIONS

During the period from incorporation until the date of this prospectus, there have been no transactions to which the Company was a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest is.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our memorandum and articles of association, copies of which are filed with the SEC as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles”).

Ordinary Shares.

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

As of the date of this prospectus, we are authorized to issue 500,000,000 shares of our Ordinary Shares, par value $0.00001 per share.

Subject to the provisions of the Articles, if any, in that behalf of the Memorandum or the Articles, and to any direction that may be given by our Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, all unissued shares in the capital of our Company shall be under the control of our board of directors, and the board of directors may issue, allot, grant options over, re-designate or dispose of such unissued shares (including fractions of a share) with or without preferred, deferred or other special rights or such restrictions whether in regard to dividend, voting, return of capital or otherwise and in such manner, to such persons and on such terms as the board of directors in their absolute discretion think fit.

Subject to the provisions of the Companies Act (Revised) of the Cayman Islands (the Cayman Companies Act) and the Articles of our Company, our Company shall have the power to redeem or purchase any of its ordinary shares and to increase, reduce, sub-divide or consolidate the share capital by special resolution..

Dividends.

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles, the holders of our Ordinary Shares are entitled to such dividends or distributions out of our funds which are lawfully available for that purpose as may be declared by our board of directors. In addition, our shareholders may by special resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Our Articles provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which those funds may be properly applied and may pending such application, in the directors’ absolute discretion, either be employed in the business of our Company or be invested in such investments (other than shares of our Company) as the directors may from time to time think fit. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Cayman Companies Act, the share premium account.

Voting Rights.

No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in our Company held by him and carrying the right to vote have been paid. Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a poll every member and every person representing a member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

Quorum.

The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless fixed, if there are two or more directors the quorum shall be two, and if there is one Director the quorum shall be one. A Director represented by proxy or by an approved alternate director at a meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. Any resolution of the directors must be approved by a majority of the directors present at a meeting at which there is a quorum in order to be valid. A resolution signed by all members of the board of directors entitled to receive notice of a meeting of the board of directors shall be as valid and effectual for all purposes as a resolution of such directors duly passed at a meeting of the board of directors duly convened, held and constituted.

Directors.

The first Director(s) shall be appointed at a meeting or by written resolution of the subscribers to the Memorandum. Thereafter, the directors shall have power at any time and from time to time to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors but so that the total number of directors (exclusive of alternate directors) shall not at any time exceed the number fixed in accordance with our Articles. Our Company may by special resolution from time to time fix the maximum and minimum number of directors to be appointed but unless such number is fixed as aforesaid there is no minimum number of directors and the maximum number of directors shall be unlimited.

The remuneration of our directors from time to time shall be determined by the directors or by Special Resolution.

The shareholding qualification for directors may be fixed by our Company by special resolution and unless and until so fixed no share qualification shall be required.

Our Company may by ordinary resolution appoint any person to be a director and may in like manner remove any Director and may in like manner appoint another person in his stead.

The office of Director shall be automatically vacated, if a director:

●	dies;

●	resigns his office by notice in writing to our Company;

●	becomes bankrupt or makes any arrangement or composition with his creditors;

●	is found by a court or competent institution to be of unsound mind;

●	is removed from office by Ordinary Resolution; or

●	is removed from office pursuant to any other provision of our Articles.

Power and Duties of Directors

Subject to the provisions of the Cayman Companies Act, our Articles and to any resolutions made by our Company in general meeting, the business of our Company shall be managed by the directors, who may pay all expenses incurred in setting up and registering our Company and may exercise all powers of our Company. No resolution made by our Company in general meeting shall invalidate any prior act of the directors which would have been valid if that resolution had not been made.

The directors may from time to time and at any time establish any committees, local boards or agencies for managing any of the affairs of our Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of our Company and may fix the remuneration of any of the aforesaid. The directors may delegate any of their powers to committees and any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of our Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the directors under our Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

The directors may exercise all the powers of our Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of our Company or of any third party.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with our Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

Meetings of Members.

As an exempted company incorporated in Cayman Islands, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting.

The directors may, whenever they think fit, convene a general meeting of our Company. If at any time there are no directors of our Company, any two members (or if there is only one member then that member) entitled to vote at general meetings of our Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

The directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one-tenth of such paid-up capital of our Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at or posted to the Registered Office and may consist of several documents in like form each signed by one or more requisitionists. If the directors do not convene a requisitioned meeting within 21 days of the deposit of the requisition (such meeting to be convened no less than 45 days from the date of deposit of the requisition), the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the directors to convene the general meeting shall be reimbursed to them by our Company.

At least seven days’ notice (excluding the day that notice is deemed to be given and the day the meeting is to be held) shall be given of an annual general meeting or any other general meeting. Notice shall be given in the manner provided in our Articles or in such other manner (if any) as may be prescribed by our Company by special resolution to such persons as are, under our Articles, entitled to receive such notices from our Company and shall specify the place, the day and the hour of the meeting and, in case of special business, the general nature of that business.

Subject to the Cayman Companies Act with the consent of all the members entitled to receive notice of a particular meeting and attend and vote thereat, a meeting may be convened by such shorter notice or without notice and in such manner as those members may think fit.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as otherwise provided by our Articles, one or more members holding at least a majority of the paid up voting share capital of our Company present in person or by proxy shall be a quorum.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the member or members present and entitled to vote shall be a quorum.

The chairman, if any, of the Board of directors shall preside as chairman at every general meeting of our Company. If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the members present shall choose one of their number to be chairman.

The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting. In the case of an equality of votes on a poll the chairman of the meeting shall not be entitled to a second or casting vote.

Share Premium Account

The directors shall in accordance with section 34 of the Cayman Companies Act establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

Transfer of Shares.

The instrument of transfer of any share shall be in writing in any usual or common form or such other form as the directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the directors, shall also be executed on behalf of the transferee and shall be accompanies by the share certificate (if any) to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a member until the name of the transferee is entered in the Register of Members in respect of the relevant shares. The directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefore.

Redemption and Purchase of Own Shares

Subject to the provisions of the Cayman Companies Act and subject to the terms of our Articles, we may:

●	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of us or the member on such terms and in such manner as the directors may, before the issue of such shares, determine;

●	purchase our own shares (including fractions of a share and any redeemable shares) on such terms and in such manner as the directors may determine and agree with the member;

●	make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Cayman Companies Act including out of capital; and

●	accept the surrender for no consideration of any paid up share (including any redeemable share) on such terms and in such manner as the directors may determine.

The directors may, when making payments in respect of the redemption or purchase of shares, if authorized by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

Winding Up.

If we shall be wound up the liquidator may, with the sanction of a special resolution and any other sanction required by the Cayman Companies Act, divide amongst the members in specie or cash the whole or any part of the assets of our Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Without prejudice to the rights of holders of shares issued upon special terms and conditions, if we shall be wound up, and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid-up, or which ought to have been paid-up, at the commencement of the winding up on the shares held by them respectively. If on a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Shares and Forfeiture.

The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and each member shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to our Company at the time or times so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per centum per annum from the day appointed for the payment thereof to the time of the actual payment, but the directors shall be at liberty to waive payment of that interest wholly or in part.

We shall have first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and our Company shall also have a first priority lien and charge on all partly paid shares registered in the name of a member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to our Company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. Our Company’s lien, if any, on a share shall extend to all dividends and other moneys payable in respect thereof.

We may sell, in such manner as the directors think fit, any shares on which our Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto of which our Company has notice, by reason of his death or bankruptcy.

Forfeiture or Surrender of Shares.

If a member fails to pay any call or installment of a call together with any interest which may have accrued on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before forfeiture.

A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the directors in their absolute discretion think fit.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to us all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares.

A statutory declaration in writing that the declarant is a director, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

Variation of the Rights of Shares.

If at any time the share capital of our Company is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied by the board of directors with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the issued shares of that class present in person or by proxy. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by us.

Alteration of Share Capital

We may from time to time by special resolution increase the authorized share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe. We may by special resolution:

●	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

●	subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

●

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

●	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies).

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may, with the authority of a special resolution:

●	resolve to capitalize an amount standing to the credit of reserves (including a share premium capital redemption reserve and profit and loss account), or otherwise available for distribution;

●	appropriate the sum resolved to be capitalized to the members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other;

●	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where shares or debentures become distributable in fractions directors may deal with the fractions as they think fit;

●	generally do all acts and things required to give effect to the resolution.

Register of Members

We shall maintain or cause to be maintained a register of members in accordance with the Cayman Companies Act. The directors shall keep at the registered office or such other place as determined by them, the Register of Members, which shall contain the following information:

●	the name and address of each member, a statement of the shares held by him and a statement of the amount paid or agreed to be considered as paid on such shares;

●	the date on which each person was entered in the register as a member; and

●	the date on which any person ceased to be a member.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Exempted Company

We are an exempted company incorporated with limited liability under the laws of Cayman Islands on 18 August 2022 and our affairs are governed by our Memorandum and Articles, as amended and restated from time to time, and the Cayman Companies Act and the common law of the Cayman Islands. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, we currently intend to comply with the rules and regulations of the OTC Market in lieu of following home country practice after the closing of this offering.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Articles provide to the extent permitted by law, we shall indemnify every director (including any alternate appointed), managing director, agent, secretary, assistant secretary or other officer for the time being and from time to time of our Company (but not including our Company’s auditor) and the personal representatives of the same against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons in or about the conduct of our business or affairs or in the execution or discharge of their duties, powers, authorities or discretions, and

(b)	without prejudice to the generality of paragraph (a) above, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings

No such existing or former director (including any alternate appointed), managing director, agent, secretary, assistant secretary or other officer, however, shall be indemnified in respect of any matter arising out of their own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including any alternate appointed), managing director, agent, secretary, assistant secretary or other officer in respect of any matter identified in above on condition that the director (including any alternate appointed), managing director, agent, secretary, assistant secretary or other officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including any alternate appointed), managing director, agent, secretary, assistant secretary or other officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles provide that, on the requisition of any shareholders who hold not less than 10 percent of the paid up voting share capital of our Company in respect to the matter for which the meeting is requested, our board of directors shall convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted company incorporated in the Cayman Islands, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our Memorandum and Articles do not provide for cumulative voting.

Removal of Directors

Generally, the Delaware General Corporation Law allows directors to be removed with or without cause. However, if the board of directors is classified or shareholders are given cumulative voting rights in director elections, the directors’ may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Under our Memorandum and Articles, any of our directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class in person or by proxy.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our Memorandum and Articles may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under our Memorandum and Articles, our board of directors is empowered to issue or allot shares or grant options over, re-designate or dispose of unissued shares (including fractions of a share) with or without preferred, deferred, or other special rights or restrictions.

Transfer Agent and Registrar

Our transfer agent and registrar is Vstock Transfer, LLC of 18 Lafayette Place, Woodmere, New York 11598.

History of Securities Issuances

The following is a summary of our securities issuances since our incorporation:

On August 18, 2022, the Company issued one Ordinary Share to its incorporator in the Cayman Islands. This share was immediately transferred to the Company’s founder, Sin Yi CHENG. On the same day, Sin Yi CHENG purchased an additional 99,999 shares of the Company’s Ordinary Shares at $0.00001 per share.

On August 20, 2022, the Company sold 3,200,000 shares of its Ordinary Shares to other 2 founding shareholders of the Company at $0.00001 per share.

On August 23, 2022, the Company sold 18,150,000 shares of its Ordinary Shares to one of the Company’s founding shareholders, Sin Yi CHENG, and 4 private investors at $0.007 per share.

On September 19, 2022, the Company sold 50,000 shares of its Ordinary Shares to 50 private investors at $0.007 per share.

We believe that each of the above-referenced issuances were exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act, or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of Ordinary Shares.

The Company has not granted any options to purchase our ordinary shares.

TAXATION

The following summary of material Cayman Islands, Hong Kong, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

●	Revenues gains from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

●	Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, on Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

United States Federal Income Tax Considerations

General

This section is a general summary of the material U.S. federal income tax provisions relating to the acquisition, ownership and disposition of the shares of our Ordinary Shares issued pursuant to this offering. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of the shares of our Ordinary Shares.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of the share of our Ordinary Shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of the shares of our Ordinary Shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition ownership and disposition of our securities applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion considers only holders purchase the shares of our Ordinary Shares pursuant to this offering and own and hold the shares of our Ordinary Shares as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5 percent or more of our voting shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	controlled foreign corporations; or

●	passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of the shares of our Ordinary Shares. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold the shares of our Ordinary Shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the shares of our Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on the shares of our Ordinary Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of the shares of our Ordinary Shares will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS of an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SHARES OF OUR ORDINARY SHARES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SHARES OF OUR ORDINARY SHARES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN THE SHARES OF OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SHARES OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on the share of our Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash dividend paid on the shares of our Ordinary Shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its securities (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such securities. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) if he shares of our Ordinary Shares are readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of the shares of our Ordinary Shares, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Unearned Income Medicare Tax

Under current tax law, U.S. Holders that are individual, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and gains from the sale or other disposition of, our securities, subject to certain limitations and exceptions. Under current regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualified election fund (“QEF”) rules discussed below under “Passive Foreign Investment Company Rules,” but would include distributions of earnings and profits from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition or our securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a start-up company with limited revenue from August 18, 2022 to the date of this Registration Statement, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the shares of our Ordinary Shares and, in the case of the shares of our Ordinary Shares, the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such securities, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of the shares of our Ordinary Shares; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the shares of our Ordinary Share during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the shares of our Ordinary Shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the shares of our Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to the shares of our Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to the shares of our Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of the shares of our Ordinary Shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for regular U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination we are a PFIC will generally apply for subsequent years to a U.S. Holder who held the shares of our Ordinary Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) the shares of our Ordinary Shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in the shares of our Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) the shares of our Ordinary Shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its securities at the end of its taxable year over the adjusted basis in its securities. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its securities over the fair market value of its securities at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its securities will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the securities in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Global Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders of the shares of our Ordinary Shares generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the shares of our Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to the shares of our Ordinary Shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of the shares of our Ordinary Shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on the shares of our Ordinary Shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of the shares of our Ordinary Shares by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities in long-term or short-term may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities. Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that backup withholding is required; or

●	fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

PLAN OF DISTRIBUTION

This is a self-underwritten best-efforts offering. This prospectus is part of a Registration Statement that permits our shareholders, officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our shareholders, officers and directors will personally contact friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our shareholders, officers and directors. We may also offer our Ordinary Shares through FINRA licensed brokers, dealers or agents, although we have no current plans or arrangements to do so.

This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our Board of Directors.

In offering the securities on our behalf, our shareholders, officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. Our shareholders, officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.	None of our shareholders, officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.	None of our shareholders, officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in our Ordinary Shares;

c.	None of our shareholders, officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our shareholders, officers or directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our shareholders, officers or directors, control persons or affiliates intend to purchase any shares in this offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

●	Execute and deliver a subscription agreement; and

●	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Protopia Global Holdings Inc.”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of Ordinary Shares purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this Registration Statement, we are required to comply with Regulation M. In general, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus.

LEGAL MATTERS

The validity of the Ordinary Shares and certain legal matters as to Cayman Island law will be passed upon for us by Ogier. Certain legal matters of United States federal securities laws in connection with this offering will be passed upon by The Crone Law Group, P.C. The Crone Law Group, P.C. may rely upon Ogier with respect to matters governed by Cayman Islands law.

EXPERTS

The consolidated financial statements as of September 30, 2022 included in this prospectus have been so included in reliance upon the report of WWC, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of the Company’s assets are located outside the United States. In addition, all directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

The Company has appointed The Crone Law Group P.C., 420 Lexington Avenue, Suite 2446, New York, NY 10170 as the Company’s agent to receive service of process with respect to any action brought against the Company in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

We believe that (1) it would be highly unlikely that the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) there is uncertainty as to whether the courts of Hong Kong would entertain original actions brought in Hong Kong against the Company or its directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our director and officer who resides outside the United States, may be difficult to obtain within the United States. Furthermore, because all of our assets and our director and officer is located outside the United States, any judgment obtained in the United States against us or our director and officer may not be collectible within the United States.

The Company believes that it may be difficult to initiate an action with respect to U.S. securities law in the Cayman Islands. Cayman Islands courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Cayman Islands is not the most appropriate forum to hear such a claim. In addition, even if a Cayman Islands court agrees to hear a claim, it may determine that Cayman Islands law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Cayman Islands law.

Subject to certain time limitations and legal procedures, Cayman Islands courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, and the rules of private international law currently prevailing in the Cayman Islands competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in the Cayman Islands and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, a Cayman Islands court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Cayman Islands courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the Cayman Islands;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Cayman Islands court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in the Cayman Islands;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in the Cayman Islands.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form S-1 under the Securities Act with respect to the Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form S-1, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our Shares.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Protopia Global Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Protopia Global Holdings Inc. (the “Company”) as of September 30, 2022, and the related consolidated statement of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the period from August 18, 2022 (inception) to September 30, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022, and the results of its operations and its cash flows for the period from August 18, 2022 (inception) to September 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had incurred losses during the period from August 18, 2022 to September 30, 2022 and had an accumulated deficit and net cash used in operating activities which raised substantial doubt about its ability to continue as a going concern. Management’s plans to address this substantial doubt is set forth in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainly.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No. 1171

We have served as the Company’s auditor since September 8, 2022

San Mateo, California

January 20, 2023

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(In U.S. Dollars, except share data or otherwise stated)

As of September 30, 2022
ASSETS:
Current assets:
Cash	$93,992
Deferred offering costs	98,560
Total current assets	192,552

Total Assets	$192,552

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accrued expenses	$10,000
Accrued deferred offering costs	69,835
Deferred revenue	9,979

Total Current Liabilities	89,814

Total Liabilities	$89,814

Commitments and contingencies	-

Shareholders’ Equity:
Ordinary shares, $0.00001 par value; 500,000,000 shares authorized; 21,500,000 shares issued and outstanding as of September 30, 2022	$215
Additional paid-in capital	127,218
Accumulated deficit	(24,674)
Accumulated other comprehensive loss	(21)

Total Shareholders’ Equity	$102,738

Total Liabilities and Shareholders’ Equity	$192,552

See accompany notes to the consolidated financial statements.

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

From August 18, 2022 (inception) to
September 30, 2022
General and administrative expenses	$(24,674)
Total operating expenses	(24,674)

Loss before tax	$(24,674)

Tax expense	-

Net loss	$(24,674)
Other comprehensive loss
Foreign currency translation loss	$(21)
Total comprehensive loss	$(24,695)

Weighted average shares outstanding, basic and diluted	21,500,000

Basic and diluted net loss per ordinary share	$(0.00)

See accompany notes to the consolidated financial statements.

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In U.S. Dollars, except share data or otherwise stated)

	Ordinary Shares		Additional paid-in	Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	capital	deficit	loss	equity
Balance as of August 18, 2022 (inception)	-	$-	$-	$-	$-	$-
Issuance of ordinary shares for cash	21,500,000	215	127,218			127,433
Net loss				(24,674)		(24,674)
Foreign currency translation					(21)	(21)
Balance as of September 30, 2022	21,500,000	$215	$127,218	$(24,674)	$(21)	$102,738

See accompany notes to the consolidated financial statements.

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

From August 18, 2022 (inception) to
September 30, 2022
Cash flows from operating activities:
Net loss	$(24,674)
Adjustments to reconcile net loss to net cash used in operating activities	-
Changes in operating liabilities:
Increase in accrued expenses	10,000
Increase in deferred revenue	9,979
Net cash used in operating activities	(4,695)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares	127,433
Deferred offering costs	(98,560)
Accrued deferred offering costs	69,835
Net cash provided by financing activities	98,708

Effect of foreign currency exchange rate changes on cash	(21)

Net change in cash	93,992
Cash – beginning of the period	-
Cash – end of the period	$93,992

Supplemental disclosures of non-cash financing activities:
Deferred offering costs included in accrued deferred offering costs	$69,835

See accompany notes to the consolidated financial statements.

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 18, 2022 (INCEPTION) TO SEPTEMBER 30, 2022

1. ORGANIZATION AND BUSINESS DESCRIPTION

Protopia Global Holdings Inc. (the “Company”) was incorporated in the Cayman Islands on August 18, 2022 with the authorized capital of 500 million shares of ordinary shares, par value of $0.00001 per share.

On August 26, 2022, Protopia International Company Limited (“Protopia HK”), was incorporated in Hong Kong as the Company’s wholly-owned subsidiary, and its principal activities are to assist small- and medium-sized non-U.S. businesses in accessing international capital markets through listings on nationally recognized stock exchanges such as the Nasdaq Global Market, the Nasdaq Capital Market, NYSE American or the OTC Markets Group (OTCQX, OTCQB and Pink).

The fiscal year end of the Company is June 30.

2. GOING CONCERN

As at September 30, 2022, the Company had $93,992 of cash out of which $79,835 will be used to pay the unpaid amount of the estimate costs of the Company’s Proposed Public Offering discussed in Note 4, and for the unpaid portion of the audit fees. If the Company fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. Since the Company cannot give assurance that it will be able to secure the necessary capital when needed, there is a substantial doubt that the Company will be able to continue operations as a going concern following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and principles of consolidation

The accompanying consolidated financial statements of the Company and its subsidiary are prepared pursuant to the rules and regulations of the U.S Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”). The accompanying consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

The accompanying financial statements have been prepared on a consolidated basis and reflect the financial statements of the Company and Protopia HK. All intercompany transactions and balances are eliminated on consolidation.

Emerging growth company

The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Foreign currency translation

The Company’s consolidated financial statements are reported in United States dollars (“US$”), the Company’s presentation currency. The functional currency for the Company is US$ and the Company’s subsidiary in Hong Kong is Hong Kong dollars (“HK$”). The translation of the functional currencies of its subsidiary into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income (loss) under accumulated other comprehensive income (loss) as a separate component of equity.

Monetary assets and liabilities of the Company and its subsidiary denominated in currencies other than the functional currency of the Company and subsidiary are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date.

Transactions of the Company and its subsidiary in currencies other than the Company’s and the subsidiary’s functional currencies are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of operation and comprehensive loss.

The exchange rates used to translate amounts in HK$ into US$ for the purposes of preparing the financial statements were as follows:

September 30, 2022
Balance sheet items, except for ordinary shares, additional paid-in capital and retained earnings, as of period end	US$1=HK$7.8657

Amounts included in the statements of operations and cash flows for the period	US$1=HK$7.8488

Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account placed in a financial institution, through an escrow agent, with high investment grade ratings. As of September 30, 2022, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $93,992 in cash and no cash equivalents as of September 30, 2022. The Company cash is held at well capitalized financial institutions, but they are not FDIC insured; however, management does not believe there is a significant risk of loss.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations and comprehensive loss. As of September 30, 2022, the Company has incurred deferred offering costs of $98,560.

Revenue and expense recognition

Revenue will be recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery of products or services has occurred. The Company recognizes revenues from providing advisory and professional services when earned and collection is reasonably assured. Upfront fees are recognized over the estimated period that the related services are performed. The Company has yet to start generating revenues. Transaction-related fees are recognized when all services for a transaction have been provided, specified conditions have been met and the transaction closes. Deferred revenues are recorded for fees received that have not yet been earned. Expenses are reflected on the consolidated statements of operations, net of client reimbursements.

Income taxes

The Company accounts for income taxes under the FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included the enactment date.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Protopia HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income derived from its activities conducted in Hong Kong. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to US$254,268 (HK$2,000,000), and 16.5% on any part of assessable profits over US$254,268 (HK$2,000,000).

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

Net loss per share

Basic net loss per share is computed by dividing loss available to stockholders by the weighted average number of shares outstanding during the year. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were diluted. There were no potentially dilutive securities for the period from August 18, 2022 (inception) to September 30, 2022.

Recently Adopted Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

4. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer 1,000,000 shares of ordinary shares for sale in a primary offering. The offered shares will be sold on behalf of the Company, on a best effort basis, by the Company’s shareholders, officers and directors. There is no minimum number of shares to be sold up to a maximum of 1,000,000 shares of ordinary shares to be sold.

5. DEFERRED REVENUE

On September 23, 2022, the Company entered into a service agreement with Bosung Meditech Co., Ltd. (“Bosung”) of South Korea to prepare a draft Registration Statement on Form S-1 for review by a qualified U.S. lawyer in connection with a possible self-underwritten Initial Public Offering by its subsidiary company. This service agreement has a term of 180 days from September 23, 2022. Under the agreement, the Company has to deliver the draft within 30 days from September 23, 2022. A service fee of $10,000 is due and payable by Bosung to the Company at the earlier of (1) the Registration Statement on Form S-1 being declared effective by the United States Securities and Exchange Commission, or (2) the termination of the service agreement. On September 26, 2022, Bosung made an advance payment of $10,000 to the Company, and this receipt has been shown as “Deferred revenue” in the consolidated balance sheet as of September 30, 2022 since the conditions for the Company to earn the service fee have yet to be fulfilled.

6. CASH

September 30, 2022
Cash on hand	$383
Cash at bank account of an escrow agent	93,609
Total	$93,992

The Company has an escrow arrangement with Jimmy Cheung & Co., Certified Public Accountants of Hong Kong, to hold the Company’s money at their bank accounts established specially for their clients. The Company’s money is deposited at the Hong Kong and Shanghai Banking Corporation. Under the escrow arrangement, Jimmy Cheung & Co. Certified Public Accountants can only instruct the bank to carry out a transaction upon receipt of instructions from the Company.

7. SHARE CAPITAL

On August 18, 2022 (date of inception), one share of the Company’s ordinary shares was issued at the par value of $0.00001 to the company-incorporating service provider. This share was immediately transferred to Sin Yi Cheng, the president and director of the Company. On the same day, Sin Yi CHENG purchased an additional 99,999 shares of the Company’s ordinary shares at $0.00001 per share. The monies from the issuance of a total of 100,000 shares of the Company’s ordinary shares on August 18, 2022, which totalled $1, went to the Company to be used as initial working capital.

On August 20, 2022, the Company sold 3,200,000 shares of its ordinary shares to the other founding shareholders of the Company at $0.00001 per share. The monies from this transaction, which totalled $32, went to the Company to be used as working capital.

On August 23, 2022, the Company sold 18,150,000 shares of its ordinary shares to Sin Yi Cheng and 4 private investors at $0.007 per share. The monies from this transaction, which totalled $127,050, went to the Company to be used as working capital.

On September 19, 2022, the Company sold 50,000 shares of its ordinary shares to 50 private investors at $0.007 per share. The monies from this transaction, which totalled $350, went to the Company to be used as working capital.

There have been no other issuances of the Company’s ordinary shares.

As of September 30, 2022, the Company had 21,500,000 issued and outstanding ordinary shares.

8. CONCENTRATION AND RISKS

(a) Concentration

During the period from August 18, 2022 (inception) to September 30, 2022, 100% of the Company’s assets were located in Hong Kong.

(b) Economics and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and up through January 20, 2023, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Protopia Global Holdings Inc.

Results of Review of Interim Financial Statements

We have reviewed the unaudited condensed consolidated balance sheet of Protopia Global Holdings Inc. (the “Company”) as of December 31, 2022, and the related unaudited condensed consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the three months ended December 31, 2022, and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheet of the Company as of September 30, 2022, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the period from August 18, 2022 (inception) to September 30, 2022 (not presented herein); and in our report dated January 20, 2023, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of September 30, 2022, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Emphasis of Matter – Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 2022, the Company had an accumulated deficit and net cash used in operating activities that gave rise to doubt regarding the Company’s ability to continue as a going concern. As of December 31, 2022, the Company continued to have an accumulated deficit and net cash used in operating activities; accordingly, the substantial doubt that existed as of September 30, 2022, had not been alleviated at December 31, 2022, and still exists. These matters are also described in Note 2. The accompanying interim financial statements do not include any adjustments that might result from the outcome of this doubt.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No. 1171

We have served as the Company’s auditor since September 8, 2022

San Mateo, California

March 15, 2023

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET

(In U.S. Dollars, except share data or otherwise stated)

	As of December 31, 2022	As of September 30, 2022
	(Unaudited)	(Audited)
ASSETS:
Current assets:
Cash	$73,912	$93,992
Deferred offering costs	96,809	98,560
Prepayment	5,000	-
Total current assets	175,721	192,552

Total Assets	$175,721	$192,552

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accrued expenses	$10,000	$10,000
Accrued deferred offering costs	53,835	69,835
Deferred revenue	10,046	9,979

Total Current Liabilities	73,881	89,814

Total Liabilities	$73,881	$89,814

Commitments and contingencies	-	-

Shareholders’ Equity:
Ordinary shares, $0.00001 par value; 500,000,000 shares authorized; 21,500,000 shares issued and outstanding as of December 31, 2022 and September 30, 2022	$215	$215
Additional paid-in capital	127,218	127,218
Accumulated deficit	(25,547)	(24,674)
Accumulated other comprehensive loss	(46)	(21)

Total Shareholders’ Equity	$101,840	$102,738

Total Liabilities and Shareholders’ Equity	$175,721	$192,552

See accompanying notes to the unaudited condensed consolidated financial statements.

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

Three months ended December 31, 2022
(Unaudited)
General and administrative expenses	$(873)
Total operating expenses	(873)

Loss before tax	$(873)

Tax expense	-

Net loss	$(873)
Other comprehensive loss
Foreign currency translation loss	$(25)
Total comprehensive loss	$(898)

Weighted average shares outstanding, basic and diluted	21,500,000

Basic and diluted net loss per ordinary share	$(0.00)

See accompanying notes to the unaudited condensed consolidated financial statements.

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In U.S. Dollars, except share data or otherwise stated)

	Ordinary Shares		Additional paid-in	Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	capital	deficit	loss	equity
Balance as of August 18, 2022 (inception)	-	$-	$-	$-	$-	$-
Issuance of ordinary shares for cash	21,500,000	215	127,218	-	-	127,433
Net loss	-	-	-	(24,674)	-	(24,674)
Foreign currency translation	-	-	-	-	(21)	(21)
Balance as of September 30, 2022	21,500,000	$215	$127,218	$(24,674)	$(21)	$102,738

Net loss	-	-	-	(873)		(873)
Foreign currency translation	-	-	-		(25)	(25)
Balance as of December 31, 2022	21,500,000	$215	$127,218	$(25,547)	$(46)	$101,840

See accompanying notes to the unaudited condensed consolidated financial statements.

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

Three months ended
December 31, 2022
Cash flows from operating activities:
Net loss	$(873)
Adjustments to reconcile net loss to net cash used in operating activities	-
Changes in operating assets and liabilities:
Increase in deferred revenue	67
Net cash used in operating activities	(806)

Cash flows from financing activities:
Prepayment	(5,000)
Deferred offering costs	1,751
Accrued deferred offering costs	(16,000)
Net cash used in financing activities	(19,249)

Effect of foreign currency exchange rate changes on cash	(25)

Net change in cash	(20,080)
Cash – beginning of the period	93,992
Cash – end of the period	$73,912

Supplemental disclosures of non-cash financing activities:
Deferred offering costs included in accrued deferred offering costs	$53,835

See accompanying notes to the unaudited condensed consolidated financial statements.

PROTOPIA GLOBAL HOLDINGS INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2022

1. ORGANIZATION AND BUSINESS DESCRIPTION

Protopia Global Holdings Inc. (the “Company”) was incorporated in the Cayman Islands on August 18, 2022 with the authorized capital of 500 million shares of ordinary shares, par value of $0.00001 per share.

On August 26, 2022, Protopia International Company Limited (“Protopia HK”), was incorporated in Hong Kong as the Company’s wholly-owned subsidiary, and its principal activities are to assist small- and medium-sized non-U.S. businesses in accessing international capital markets through listings on nationally recognized stock exchanges such as the Nasdaq Global Market, the Nasdaq Capital Market, NYSE American or the OTC Markets Group (OTCQX, OTCQB and Pink).

The fiscal year end of the Company is June 30.

2. GOING CONCERN

As at December 31, 2022, the Company had $73,912 of cash out of which $63,835 will be used to pay the unpaid amount of the estimate costs of the Company’s Proposed Public Offering discussed in Note 4, and for the unpaid portion of the audit fees. If the Company fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. Since the Company cannot give assurance that it will be able to secure the necessary capital when needed, there is a substantial doubt that the Company will be able to continue operations as a going concern following the issuance of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended December 31, 2022 are not necessarily indicative of the results that may be expected for the period from August 18, 2022 (inception) to September 30, 2022. Notes to the unaudited condensed consolidated financial statements that would substantially duplicate the disclosures contained in the audited consolidated financial statements for the period from August 18, 2022 (inception) to September 30, 2022 have been omitted. This report should be read in conjunction with the audited consolidated financial statements and the footnotes thereto for the period from August 18, 2022 (inception) to September 30, 2022 included in the Company’s Form S-1/A as filed with the SEC.

The accompanying unaudited condensed consolidated financial statements have been prepared on a consolidated basis and reflect the unaudited condensed consolidated financial statements of the Company and Protopia HK. All intercompany transactions and balances are eliminated on consolidation.

Emerging growth company

The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to optout is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates and assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Foreign currency translation

The Company’s unaudited condensed consolidated financial statements are reported in United States dollars (“US$”), the Company’s presentation currency. The functional currency for the Company is US$ and the Company’s subsidiary in Hong Kong is Hong Kong dollars (“HK$”). The translation of the functional currencies of its subsidiary into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income (loss) under accumulated other comprehensive income (loss) as a separate component of equity.

Monetary assets and liabilities of the Company and its subsidiary denominated in currencies other than the functional currency of the Company and subsidiary are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date.

Transactions of the Company and its subsidiary in currencies other than the Company’s and the subsidiary’s functional currencies are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the unaudited condensed consolidated statements of operation and comprehensive loss.

The exchange rates used to translate amounts in HK$ into US$ for the purposes of preparing the unaudited condensed consolidated financial statements were as follows:

December 31, 2022
Balance sheet items, except for ordinary shares, additional paid-in capital and retained earnings, as of period end	US$1=HK$7.8133

Amounts included in the statements of operations and cash flows for the period	US$1=HK$7.8131

Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account placed in a financial institution, through an escrow agent, with high investment grade ratings. As of December 31, 2022, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $73,912 in cash and no cash equivalents as of December 31, 2022. The Company cash is held at well capitalized financial institutions, but they are not FDIC insured; however, management does not believe there is a significant risk of loss.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the unaudited condensed consolidated statements of operations and comprehensive loss. As of December 31, 2022 and September 30, 2022, the Company has incurred deferred offering costs of $96,809 and $98,560, respectively.

Prepayment

Prepayment represents prepayment of the Proposed Public Offering related service fees to a law firm.

Revenue and expense recognition

Revenue will be recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery of products or services has occurred. The Company recognizes revenues from providing advisory and professional services when earned and collection is reasonably assured. Upfront fees are recognized over the estimated period that the related services are performed. The Company has yet to start generating revenues. Transaction-related fees are recognized when all services for a transaction have been provided, specified conditions have been met and the transaction closes. Deferred revenues are recorded for fees received that have not yet been earned. Expenses are reflected on the unaudited condensed consolidated statements of operations, net of client reimbursements.

Income taxes

The Company accounts for income taxes under the FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included the enactment date.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s unaudited condensed consolidated financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Protopia HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income derived from its activities conducted in Hong Kong. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to US$255,973 (HK$2,000,000), and 16.5% on any part of assessable profits over US$255,973 (HK$2,000,000).

Comprehensive income (loss)

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income (loss), its components and accumulated balances. Comprehensive income (loss) as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income (loss), as presented in the accompanying unaudited condensed consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income (loss) is not included in the computation of income tax expense or benefit.

Commitments and contingencies

The Company follows ASC 450-20, “Loss Contingencies”, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

Net loss per share

Basic net loss per share is computed by dividing loss available to stockholders by the weighted average number of shares outstanding during the year. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were diluted. There were no potentially dilutive securities for the three months ended December 31, 2022.

Recently adopted accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

4. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer 1,000,000 shares of ordinary shares for sale in a primary offering. The offered shares will be sold on behalf of the Company, on a best effort basis, by the Company’s shareholders, officers and directors. There is no minimum number of shares to be sold up to a maximum of 1,000,000 shares of ordinary shares to be sold.

5. DEFERRED REVENUE

On September 23, 2022, the Company entered into a service agreement with Bosung Meditech Co., Ltd. (“Bosung”) of South Korea to prepare a draft Registration Statement on Form S-1 for review by a qualified U.S. lawyer in connection with a possible self-underwritten Initial Public Offering by its subsidiary company. This service agreement has a term of 180 days from September 23, 2022. Under the agreement, the Company has to deliver the draft within 30 days from September 23, 2022. A service fee of $10,000 is due and payable by Bosung to the Company at the earlier of (1) the Registration Statement on Form S-1 being declared effective by the SEC, or (2) the termination of the service agreement. On September 26, 2022, Bosung made an advance payment of $10,000 to the Company, and this receipt has been shown as “Deferred revenue” in the unaudited condensed consolidated balance sheet as of December 31, 2022 since the conditions for the Company to earn the service fee have yet to be fulfilled.

6. CASH

	As of December 31, 2022	As of September 30, 2022
Cash on hand	$383	$383
Cash at bank account of an escrow agent	73,529	93,609
Total	$73,912	$93,992

The Company has an escrow arrangement with Jimmy Cheung & Co., Certified Public Accountants of Hong Kong, to hold the Company’s money at their bank accounts established specially for their clients. The Company’s money is deposited at the Hong Kong and Shanghai Banking Corporation. Under the escrow arrangement, Jimmy Cheung & Co. Certified Public Accountants can only instruct the bank to carry out a transaction upon receipt of instructions from the Company.

7. SHARE CAPITAL

On August 18, 2022 (date of inception), one share of the Company’s ordinary shares was issued at the par value of $0.00001 to the company-incorporating service provider. This share was immediately transferred to Sin Yi Cheng, the president and director of the Company. On the same day, Sin Yi CHENG purchased an additional 99,999 shares of the Company’s ordinary shares at $0.00001 per share. The monies from the issuance of a total of 100,000 shares of the Company’s ordinary shares on August 18, 2022, which totalled $1, went to the Company to be used as initial working capital.

On August 20, 2022, the Company sold 3,200,000 shares of its ordinary shares to the other founding shareholders of the Company at $0.00001 per share. The monies from this transaction, which totalled $32, went to the Company to be used as working capital.

On August 23, 2022, the Company sold 18,150,000 shares of its ordinary shares to Sin Yi Cheng and 4 private investors at $0.007 per share. The monies from this transaction, which totalled $127,050, went to the Company to be used as working capital.

On September 19, 2022, the Company sold 50,000 shares of its ordinary shares to 50 private investors at $0.007 per share. The monies from this transaction, which totalled $350, went to the Company to be used as working capital.

There have been no other issuances of the Company’s ordinary shares.

As of December 31, 2022, the Company had 21,500,000 issued and outstanding ordinary shares.

8. CONCENTRATION AND RISKS

(a) Concentration

As at December 31, 2022, 100% of the Company’s assets were located in Hong Kong.

(b) Economics and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date of December 31, 2022 and up through March 15, 2023, the date that the unaudited condensed consolidated financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered.

Name of Expense	Amount
SEC Registration fee	$60
Accounting fees and expenses(1)	13,500
Transfer Agent Fees(1)	2,000
Legal fees and expenses	67,500
Edgar filing, printing and engraving fees	14,000
Miscellaneous expenses(1)	1,500
$98,560

(1)	Estimates

Item 14.	Indemnification of Directors and Officers

The Memorandum and Articles of Association of the Company provide for indemnification of its directors, and officers as follows:

Every Director, duly appointed alternate, managing director, agent, secretary, assistant secretary or other officer for the time being and from time to time of the Company (but not including the Company’s auditor) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere except to the extent that any of the foregoing arise through his dishonesty.

No such Director, duly appointed alternate, managing director, agent, secretary, assistant secretary or other officer of the Company (but not including the Company’s auditor) shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

Item 15.	Recent Sales of Unregistered Securities

The information below lists all of the securities sold the Company between August 18, 2022, the date of incorporation, to September 30, 2022, which were not registered under the Securities Act.

On August 18, 2022, the Company issued One Ordinary Share, at par value, $0.00001 per share, to the incorporator of the Company, which was immediately transferred to our director and CEO, Sin Yi CHENG. On the same day, Sin Yi CHENG purchased additional 99,999 Ordinary Shares for the total purchase price of $1.

On August 20, 2022, the Company sold 3,200,000 Ordinary Shares to additional founders at $0.00001 per share for the total purchase price of $32.

On August 23, 2022, the Company sold 18,150,000 Ordinary Shares to Sin Yi CHENG, and 4 private investors at the purchase price of $0.007 per share, or the total purchase price of $127,050.

On September 19, 2022, the Company sold 50,000 Ordinary Shares to 50 private investors, at $0.007 per share or the total purchase price of $350.

We believe that each of the above-referenced issuances were exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act, or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of Ordinary Shares.

Item 16.	Exhibits and Financial Schedules

(a)	Exhibits

Exhibit Number	Description
3.1	Articles of Association of Protopia Global Holdings Inc. (incorporated by reference to Exhibit 3.1 to form S-1 Registration Statement filed on January 20, 2023)
3.2	Memorandum of Association of Protopia Global Holdings Inc. (incorporated by reference to Exhibit 3.2 to form S-1 Registration Statement filed on January 20, 2023)
4.1	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 to form S-1 Registration Statement filed on January 20, 2023)
5.1	Opinion of the Cayman Islands counsel regarding the validity of the ordinary shares being registered (incorporated by reference to Exhibit 5.1 to form S-1 Registration Statement filed on January 20, 2023)
10.1	Professional services agreement between Protopia International Company Limited and Bosung Meditech Co., Ltd. (incorporated by reference to Exhibit 10.1 to form S-1 Registration Statement filed on January 20, 2023)
14.1	Code of Business Conduct and Ethics of the Registrant incorporated by reference to Exhibit 14.1 to form S-1 Registration Statement filed on January 20, 2023)
15.1*	Letter in lieu of consent for review report from WWC, P.C., an independent registered public accounting firm
21.1	Subsidiary of the Registrant (incorporated by reference to Exhibit 21.1 to form S-1 Registration Statement filed on January 20, 2023)
23.1*	Consent of WWC, P.C., an independent registered public accounting firm

*	Filed herewith.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No.1 to Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 15, 2023.

PROTOPIA GLOBAL HOLDINGS INC.

By:	/s/ Sin Yi CHENG
Sin Yi CHENG President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sin Yi CHENG	President and Director	March 15, 2023
Sin Yi CHENG	(Principal Executive Officer)

/s/ Ka Ki WONG	Chief Operating Officer, Chief Financial Officer and Director	March 15, 2023
Ka Ki WONG	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America of Protopia Global Holdings Inc. has signed this registration statement or amendment thereto in New York, New York on March 15, 2023.

AUTHORIZED U.S. REPRESENTATIVE

The Crone Law Group P.C.

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Managing Partner